Exhibit 3.1

Company number: 12955698

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

MAVENIR PLC

(Adopted by special resolution on _______________ 2020)

TABLE OF CONTENTS

		Page
1	EXCLUSION OF MODEL ARTICLES (AND ANY OTHER PRESCRIBED REGULATIONS)	1

2	INTERPRETATION	1

3	FORM OF RESOLUTION	8

4	LIMITED LIABILITY	8

5	CHANGE OF NAME	9

SHARE CAPITAL		9

6	POWER TO ATTACH RIGHTS TO SHARES	9

7	RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES	9

8	RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE STERLING SHARES	10

9	ALLOTMENT OF SHARES AND DISAPPLICATION OF PRE-EMPTION	11

10	REDEEMABLE SHARES	12

11	PARI PASSU ISSUES	12

12	VARIATION OF RIGHTS	12

13	MATTERS NOT CONSTITUTING VARIATION OF RIGHTS	13

14	PAYMENT OF COMMISSION	13

15	TRUSTS NOT RECOGNISED	13

16	SUB-DIVISION	13

17	FRACTIONS	14

SHARE CERTIFICATES		14

18	EVIDENCE OF OWNERSHIP OF SHARES	14

19	SHARE CERTIFICATES	14

20	REPLACEMENT CERTIFICATES	15

CALLS ON SHARES		15

21	CALLS	15

22	LIABILITY OF JOINT HOLDERS	15

23	INTEREST ON CALLS	16

24	POWER TO DIFFERENTIATE	16

25	PAYMENT OF CALLS IN ADVANCE	16

26	NOTICE IF CALL OR INSTALMENT NOT PAID	16

FORFEITURE AND LIEN		16

27	LIEN ON SHARES NOT FULLY PAID	16

i

28	ENFORCEMENT OF LIEN BY SALE	17

29	FORFEITURE FOR NON-COMPLIANCE	17

30	NOTICE AFTER FORFEITURE	17

31	FORFEITURE MAY BE ANNULLED	17

32	SURRENDER	18

33	SALE OF FORFEITED SHARES	18

34	EFFECT OF FORFEITURE	18

35	EVIDENCE OF FORFEITURE	18

TRANSFER OF SHARES		18

36	FORM OF TRANSFER OF SHARES	18

37	RIGHT TO REFUSE REGISTRATION OF TRANSFER	19

38	NOTICE OF REFUSAL TO REGISTER A TRANSFER	19

39	NO FEES ON REGISTRATION	20

40	OTHER POWERS IN RELATION TO TRANSFERS	20

41	TRANSMISSION OF SHARES ON DEATH	20

42	ELECTION OF PERSON ENTITLED BY TRANSMISSION	20

43	RIGHTS ON TRANSMISSION	20

DESTRUCTION OF DOCUMENTS		21

44	DESTRUCTION OF DOCUMENTS	21

SHAREHOLDER MEETINGS AND PROCEEDINGS		22

45	ANNUAL GENERAL MEETINGS	22

46	CONVENING OF GENERAL MEETINGS	22

47	NOTICE OF MEETINGS	22

48	OMISSION TO GIVE NOTICE AND NON-RECEIPT OF NOTICE	23

49	POSTPONEMENT OF SHAREHOLDER MEETINGS	23

50	QUORUM AT SHAREHOLDER MEETINGS	24

51	PROCEDURE IF QUORUM NOT PRESENT	24

52	CHAIRMAN OF GENERAL MEETING	24

53	ENTITLEMENT TO ATTEND AND SPEAK	24

54	ADJOURNMENTS	25

55	NOTICE OF ADJOURNMENT	25

56	BUSINESS OF ADJOURNED MEETING	25

57	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT	25

58	OVERFLOW MEETING ROOMS	25

59	SATELLITE MEETING PLACES	26

60	AMENDMENT TO RESOLUTIONS	27

61	MEMBERS’ RESOLUTIONS	27

VOTES OF MEMBERS		31

62	METHOD OF VOTING	31

63	OBJECTION TO ERROR IN VOTING	31

64	PROCEDURE	31

65	VOTES OF SHAREHOLDERS	32

PROXIES AND CORPORATE REPRESENTATIVES		32

66	PROXIES AND CORPORATE REPRESENTATIVES	32

DEFAULTING SHARES		36

67	NO RIGHT TO VOTE WHERE SUMS OVERDUE ON SHARES	36

68	FAILURE TO DISCLOSE INTERESTS IN SHARES	36

UNTRACED MEMBERS		38

69	POWER OF SALE OF SHARES OF UNTRACED MEMBERS	38

70	APPLICATION OF PROCEEDS OF SALE OF SHARES OF UNTRACED MEMBERS	39

DIRECTORS		40

71	NUMBER AND CLASSIFICATION OF DIRECTORS	40

72	DIRECTORS’ FEES	40

73	EXPENSES	40

74	ADDITIONAL REMUNERATION	41

75	REMUNERATION OF EXECUTIVE DIRECTORS	41

76	PENSIONS AND OTHER BENEFITS	41

NOMINATION, APPOINTMENT AND REMOVAL OF DIRECTORS		42

77	POWER OF THE INVESTOR TO NOMINATE DIRECTORS	42

78	METHODS OF APPOINTMENT	43

79	ELIGIBILITY OF NEW DIRECTORS	43

80	RETIREMENT AND RE-ELECTION OF DIRECTORS	46

81	PROCEDURE IF INSUFFICIENT DIRECTORS APPOINTED	48

82	REMOVAL OF DIRECTORS	48

83	VACATION OF OFFICE BY DIRECTOR	48

84	RESOLUTION AS TO VACANCY CONCLUSIVE	49

POWERS OF DIRECTORS		49

85	POWERS OF THE BOARD	49

86	COMPLIANCE WITH LAWS AND STOCK EXCHANGE RULES	50

87	POWERS OF DIRECTORS IF LESS THAN MINIMUM NUMBER	50

88	POWERS OF EXECUTIVE DIRECTORS	50

DELEGATION OF POWERS		50

89	DELEGATION TO COMMITTEES	50

90	LOCAL MANAGEMENT	51

91	POWER OF ATTORNEY	51

92	EXERCISE OF VOTING POWER	52

93	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS	52

94	OVERSEAS REGISTERS	52

MEETINGS AND PROCEEDINGS OF DIRECTORS		52

95	BOARD MEETINGS	52

96	NOTICE OF BOARD MEETINGS	52

97	QUORUM	53

98	CHAIRMAN	53

99	VOTING	53

100	PARTICIPATION BY TELEPHONE OR OTHER FORM OF COMMUNICATION	53

101	RESOLUTION IN WRITING	54

102	PROCEEDINGS OF COMMITTEES	54

103	MINUTES OF PROCEEDINGS	54

104	VALIDITY OF PROCEEDINGS	54

DIRECTORS’ INTERESTS		54

105	TRANSACTIONS OR OTHER ARRANGEMENTS WITH THE COMPANY	54

106	AUTHORISATION OF DIRECTORS’ CONFLICTS OF INTEREST	56

107	INVESTOR DIRECTORS	57

108	RESTRICTIONS ON QUORUM AND VOTING	60

109	CONFIDENTIAL INFORMATION	62

110	INTERESTS: GENERAL	63

AUTHENTICATION		64

111	POWER TO AUTHENTICATE DOCUMENTS	64

112	USE OF SEALS	64

DIVIDENDS		64

113	DECLARATION OF DIVIDENDS	64

114	INTERIM DIVIDENDS	64

115	CALCULATION AND CURRENCY OF DIVIDENDS	65

116	AMOUNTS DUE ON SHARES CAN BE DEDUCTED FROM DIVIDENDS	65

117	DIVIDENDS NOT IN CASH	65

118	NO INTEREST ON DIVIDENDS	66

119	METHOD OF PAYMENT	66

120	UNCASHED DIVIDENDS	67

121	UNCLAIMED DIVIDENDS	67

122	WAIVER OF DIVIDEND	67

123	SCRIP DIVIDENDS	67

CAPITALISATION OF RESERVES		69

124	CAPITALISATION OF RESERVES	69

RECORD DATES		70

125	RECORD DATES	70

INFORMATION AND NOTICES		71

126	INSPECTION OF RECORDS	71

127	ACCOUNTS TO BE SENT TO MEMBERS	71

128	SERVICE OF NOTICES	72

129	NOTICE ON PERSON ENTITLED BY TRANSMISSION	73

130	RECORD DATE FOR SERVICE	73

131	EVIDENCE OF SERVICE	73

132	NOTICE WHEN POST NOT AVAILABLE	74

DIRECTORS’ LIABILITIES		74

133	INDEMNITY AND INSURANCE	74

WINDING UP		76

134	WINDING UP	76

FORUM		76

135	FORUM	76

v

1	EXCLUSION OF MODEL ARTICLES (AND ANY OTHER PRESCRIBED REGULATIONS)

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company.

2	INTERPRETATION

2.1	In these Articles, unless the context otherwise requires, the following words shall have the meanings given:

“Act”	Companies Act 2006.

“Acquired Knowledge”	information about the Company and its direct or indirect subsidiaries that may enhance a Specified Party’s knowledge and understanding of (i) the industries in which the Company and its direct and indirect subsidiaries operate, (ii) the activities in which the Company and its direct or indirect subsidiaries now engage, may continue to engage or may in the future engage (which shall include, without limitation, other business activities that overlap with or compete with those in which the Company and its Affiliates and its direct or indirect subsidiaries may engage directly or indirectly) or (iii) related lines of business in which the Company or its direct or indirect subsidiaries may engage directly or indirectly.

“address”	includes any number or address used for the purposes of sending or receiving documents or information, by electronic means or otherwise.

“Adjustment”	has the meaning given in Article 7.6.

“Affiliate”

(a)    in relation to a body corporate, any undertaking under its direct or indirect Control or any undertaking or person which Controls it, and any other undertaking Controlled by any such undertaking or person; provided that for purposes of these Articles, Affiliates of the Company shall not include any Specified Party;

(b)    in relation to any person, any body corporate under his direct or indirect Control whether through his or its shareholding or ability to direct the business of the body corporate at its board or otherwise from time to time; and

(c)    in relation to a limited partnership, any Affiliate (as described in paragraphs (a) and (b) above) of any general partner of such limited partnership or any Affiliate of any person who Controls such general partner, provided in each case that, for purposes of these Articles, Affiliates of the Company shall not include any Specified Party.

“Articles”	these articles of association as altered from time to time and “Article” shall be construed accordingly.

“Board”	the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened quorate meeting of the Directors.

“Business Day”	any day from Monday to Friday (inclusive) other than bank or public holidays in England or New York, NY United States, during normal working hours in England (“business hours”).

“Class A Ordinary Shares”	A Ordinary Shares, with a nominal value of USD 0.001 each, having the rights and restrictions set out in Article 7.

“Class B Ordinary Shares”	B Ordinary Shares, with a nominal value of USD 0.001 each, having the rights and restrictions set out in Article 7.

“Class I Directors”	the persons designated as such and appointed as Directors when the Class A Ordinary Shares are listed on NASDAQ or any other stock exchange or quotation system, or such other person that replaces any, or is appointed or elected as a, Class I Director from time to time in accordance with Article 80.

“Class II Directors”	the persons designated as such and appointed as Directors when the Class A Ordinary Shares are listed on NASDAQ or any other stock exchange or quotation system, or such other person that replaces any, or is appointed or elected as a, Class II Director from time to time in accordance with Article 80.

“Class III Directors”	the persons designated as such and appointed as Directors when the Class A Ordinary Shares are listed on NASDAQ or any other stock exchange or quotation system, or such other person that replaces any, or is appointed or elected as a, Class III Director from time to time in accordance with Article 80.

“clear days”	in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

“Companies Acts”	the Act and, where the context requires, every other statute from time to time in force concerning companies and affecting the Company.

“Company”	Mavenir plc.

“Company Opportunity”	has the meaning given in Article 107.5.

“Control”	in relation to any person, the power of another person, directly or indirectly, to secure that the affairs of such person are conducted in accordance with the wishes of that person:

(a) by means of the holding of shares, or the possession of voting power, in or in relation to that or any other person; or

(b)    by virtue of any powers conferred by the constitutional or corporate documents, or any other document, or by advisory or management relationship, or applicable law, regulating that or any other person, and the term “Controlled” shall be construed accordingly.

“Corporate Opportunity”	(i) an investment or business opportunity or activity, including without limitation those that might be considered the same as or similar to the Company’s business or the business of any Affiliate of the Company or any direct or indirect subsidiary of the Company, including those deemed to be competing with the Company or any Affiliate or any direct or indirect subsidiary of the Company, or (ii) a prospective economic or competitive advantage in which the Company or any Affiliate or any direct or indirect subsidiary of the Company could have an interest or expectancy.

“Covered Arrangement”	any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which a member or any beneficial owner or their respective Affiliates is, directly or indirectly, a party as of the date of the relevant notice (x) with respect to any Ordinary Shares or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such member or beneficial owner or any of their Affiliates with respect to Ordinary Shares or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Ordinary Shares.

“Depositary”	any depositary, clearing agency, custodian, nominee or similar entity authorised under arrangements entered into by the Company or otherwise approved by the board that holds legal title to shares for the purposes of facilitating beneficial ownership of such shares (or the transfer thereof) by other persons, and may include a person that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and that issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests and shall include, where so approved by the board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company.

“Director”	a director for the time being of the Company.

“electronic form”	has the meaning given to it in section 1168 of the Act.

“electronic means”	has the meaning given to it in section 1168 of the Act.

“Exchange Act”	the US Securities Exchange Act of 1934 as amended and the rules and regulations promulgated thereunder.

“Family Entity”	in relation to an individual, an entity in relation to which an individual and/or their Family Members Control more than one half of the voting power.

“Family Member”	in relation to an individual:

(a)    his spouse or civil partner (provided that, for the purposes of these Articles, any individual who becomes divorced or whose civil partnership is dissolved shall, on the grant of the decree absolute or final dissolution order in respect of that divorce or dissolution, cease to be a Family Member of his or her former spouse or civil partner);

(b) his parent or sibling; and

(c) his child, adopted child or stepchild (including a child of the civil partner) or any descendant of such child, adopted child or stepchild.

“Family Trust”	a trust (whether arising under a settlement, declaration of trust, testamentary disposition or on an intestacy) under which no immediate beneficial interest in the shares in question is for the time being or may in future be vested in any person other than a holder of shares or the former holder of shares who transferred the shares to the settlement or trust or (as the case may be) under whose testamentary disposition or intestacy the shares were vested or a Family Member of a holder of shares or such former holder of shares.

“Group”	Company and every subsidiary undertaking of the Company.

“Independent Director”	a Director who meets the independence requirements under the rules at the relevant time of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted, as determined by the Board.

“Investment Fund”	any person, trust or fund holding shares for investment purposes (other than for an employee or any of its individual Permitted Transferees).

“Investor”	Mavenir Private Holdings I Ltd. or such other member of the Investor Group as holds the majority of the Ordinary Shares held by members of the Investor Group from time to time.

“Investor Director”	any of the Directors (other than any Independent Directors) nominated by the Investor pursuant to Article 77 and who is thereafter elected and qualifies to serve as a Director.

“Investor Group”	the Investor and any Affiliate of the Investor (other than the Company and its subsidiary undertakings).

“member”	a member of the Company, or where the context requires, a member of the Board or of any committee.

“NASDAQ”	the NASDAQ Stock Market.

“Office”	the registered office from time to time of the Company.

“Ordinary Shares”	Class A Ordinary Shares and Class B Ordinary Shares.

“paid up”	paid up or credited as paid up.

“Permitted Transferee”	in respect of:

(a) an individual, his Family Members, Family Entities or the trustees of a Family Trust;

(b) the trustees of a Family Trust (in respect of shares held by them in that capacity), the new or remaining trustees of that Family Trust on a change of trustees; or

(c) the Investor, members of the Investor Group.

“Qualifying Person”	an individual who is a member of the Company, a corporate representative in relation to a meeting or a person appointed as proxy of a member in relation to a meeting.

“Redeemable Sterling Share”	a redeemable sterling share of the Company with a nominal value of £50,000 each, having the rights and restrictions set out in Article 8.

“Register”	the register of members of the Company to be maintained under the Act or as the case may be any overseas branch register maintained under Article 94.

“Reorganisation”	in respect of the Company:

(a) subdivision, consolidation or reclassification of the Ordinary Shares;

(b)    a reduction of capital (of whatever nature, but excluding a cancellation of capital that is lost or not represented by available assets), or any other reduction in the number of Ordinary Shares in issue from time to time;

(c) an issue of Ordinary Shares by way of dividend or distribution;

(d) an issue of Ordinary Shares by way of capitalisation of profits or reserves (including share premium account and any capital redemption reserve); or

(e)    a consolidation, amalgamation or merger of the Company with or into another entity (other than a consolidation, amalgamation or merger following which the Company is the surviving entity and which does not result in any reclassification of, or change in, the Ordinary Shares).

“Seal”	the common seal of the Company or, where the context allows, any official seal kept by the Company under section 50 of the Act.

“Share Warrant”	a warrant to bearer issued by the Company in respect of its shares.

“Specified Parties”	members of the Investor Group and all of their respective partners, principals, directors, officers, members, managers, managing directors, advisors, consultants and employees, Affiliates, the Investor Directors, or any officer of the Company that is an Affiliate of the Investor.

“Sterling Shareholder”	the holder of a Redeemable Sterling Share.

“Total Voting Rights”	the aggregate number of votes that may be cast by the holders of Ordinary Shares on a resolution at a general meeting of shareholders of the Company at the relevant time.

2.2	Headings are used for convenience only and shall not affect the construction or interpretation of these Articles.

2.3	A “person” includes an individual, corporate and an unincorporated body (whether or not having separate legal personality).

2.4	Words in the singular shall include the plural and vice versa.

2.5	A reference to one gender shall include a reference to the other gender.

2.6

A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension or re-enactment and includes any subordinate legislation for the time being in force made under it.

2.7

Any words or expressions defined in the Companies Acts in force when these Articles or any part of these Articles are adopted shall (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles or that part, save that the word “company” shall include any body corporate.

2.8

A reference to a document “being signed” or to “signature” includes references to it being executed under hand or under Seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts.

2.9

A reference to “writing” or “written” includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

2.10	A reference to documents or information “being sent” or “supplied by” or “supplied to” a company (including the Company) shall be construed in accordance with section 1148(3) of the Act.

2.11	A reference to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

3	FORM OF RESOLUTION

Subject to the Companies Acts, where anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution.

4	LIMITED LIABILITY

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.

5	CHANGE OF NAME

The Company may change its name by resolution of the Board.

SHARE CAPITAL

6	POWER TO ATTACH RIGHTS TO SHARES

Subject to the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

7	RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES

7.1	Ordinary Shares

The Ordinary Shares shall entitle the holders thereof to the rights set out below.

7.2	Dividend

Subject to any conditions of issue in relation to such shares, each Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared.

7.3	Return of Capital

Each Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a return of capital of the Company on a winding up or otherwise.

7.4	Voting

Each holder of Ordinary Shares shall be entitled to receive notice of, attend and speak at, either in person or by proxy, any general meeting of the Company or meeting of the holders of Ordinary Shares.

On a vote on a resolution at any meeting at which he or it is present, (whether in person or by proxy) every holder of Ordinary Shares shall be entitled to exercise:

(a)	one vote for every Class A Ordinary Share of which he or it is the holder; and

(b)	10 votes for every Class B Ordinary Share of which he or it is the holder.

7.5	Conversion of Class B Ordinary Shares

Subject to any adjustment in accordance with the Article 7.6, each Class B Ordinary Share shall convert, by way of redesignation and a variation of rights attaching to such shares, into one Class A Ordinary Share automatically (without the need for any class consent or other approval) upon:

(a)

a holder of Class B Ordinary Shares giving notice in writing to the Company electing conversion of Class B Ordinary Shares held by it, in which case the number of Class B Ordinary Shares specified in such notice will convert into an equivalent number of Class A Ordinary Shares; or

(b)

a transfer of the relevant Class B Ordinary Share to a person who is not a Permitted Transferee, in which case the Class B Ordinary Shares transferred to a person who is not a Permitted Transferee will convert into an equivalent number of Class A Ordinary Shares.

7.6

If a Reorganisation is implemented while any Class B Ordinary Shares are outstanding, the Company shall procure that the same steps or steps with the equivalent effect are taken with respect to the Class B Ordinary Shares (an “Adjustment”) such that, upon conversion in accordance with Article 7.5, conditional on any such Reorganisation occurring, but with effect from the date of the Reorganisation or, if earlier, the record date for the Reorganisation, after such Adjustment the total number of Class A Ordinary Shares into which each outstanding Class B Ordinary Share would then be capable of being converted carry as nearly as possible (and in any event not less than) the same proportion of the Total Voting Rights and the same entitlement to participate in the profits and assets of the Company (including on liquidation) as if there had been no such Reorganisation.

7.7

The Company shall give each holder of Class B Ordinary Shares written notice of any Reorganisation, together with details of the relevant Adjustment, at the time of, or as soon as reasonably possible after the occurrence of such event.

8	RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE STERLING SHARES

8.1	Redeemable Sterling Shares

The Redeemable Sterling Shares shall entitle the holder thereof to the rights set out below.

8.2	Dividend

The Sterling Shareholder shall not be entitled to participate in the profits of the Company.

8.3	Return of capital

On a return of capital of the Company on a winding up or otherwise, the Sterling Shareholder shall be entitled to receive out of the assets of the Company available for distribution to its shareholders the sum of, in aggregate, £50,000, but shall not be entitled to any further participation in the assets of the Company.

8.4	Voting

The Sterling Shareholder shall have no right to attend, speak or vote, either in person or by proxy, at any general meeting of the Company or any meeting of a class of members of the Company in respect of the Redeemable Sterling Shares (save where required by law) and shall not be entitled to receive any notice of meeting.

8.5	Transfer

The Redeemable Sterling Shares shall not be transferable, other than with the prior written consent of the Board.

8.6	Redemption

The Company, at the election of the Board, may redeem the Redeemable Sterling Shares at any time by notice in writing to the Sterling Shareholders for an amount equal to the amount paid up on the Redeemable Sterling Shares.

8.7	Rights and restrictions

If rights and restrictions attaching to shares are determined by ordinary resolution or by the Directors under Article 6, those rights and restrictions shall apply in place of any rights or restrictions that would otherwise apply by virtue of the Act in the absence of any provisions in these Articles, as if those rights and restrictions were set out in these Articles.

9	ALLOTMENT OF SHARES AND DISAPPLICATION OF PRE-EMPTION

9.1

Subject to the Companies Acts, these Articles and to any relevant authority of the Company in general meeting required by the Act, the Board may offer, allot (with or without conferring rights of renunciation), grant options over or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares to such persons, at such times and upon such terms as the Board may decide. No share may be issued at a discount to its nominal value.

9.2

The Board may, at any time after the allotment of any share, but before any person has been entered in the Register, recognise a renunciation by the allottee in favour of some other person and accord to the allottee of a share a right to effect such renunciation and/or allow the rights to be represented by one or more participating securities, in each case upon and subject to such terms and conditions as the Board may think fit to impose.

9.3

Under and in accordance with section 551 of the Act, the Directors shall be generally and unconditionally authorised to exercise for each prescribed period all the powers of the Company to allot shares up to an aggregate nominal amount equal to the Section 551 Amount.

9.4

Under and within the terms of the said authority or otherwise, in accordance with section 570 of the Act, the Directors shall be empowered during each prescribed period to allot equity securities (as defined by the Act) wholly for cash:

(a)	in connection with a rights issue; and

(b)	otherwise than in connection with a rights issue up to an aggregate nominal amount equal to the Section 570 Amount.

9.5

During each prescribed period the Company and its Directors by such authority and power may make offers or agreements which would or might require equity securities or other securities to be allotted after the expiry of such period.

9.6	For the purposes of this Article 9:

(a)

“rights issue” means an offer of equity securities (as defined by the Act) open for acceptance for a period fixed by the Board to holders of equity securities on the Register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached to them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient with regard to treasury shares, fractional entitlements or legal or practical problems under the laws of any territory or under the requirements of any recognised regulatory body or stock exchange in any territory;

(b)

“prescribed period” means any period (not exceeding five years on any occasion) for which the authority, in the case of Article 9.3, is conferred or renewed by ordinary or special resolution stating the Section 551 Amount and in the case of Article 9.4 is conferred or renewed by special resolution stating the Section 561 Amount;

(c)	“Section 551 Amount” means for any prescribed period, the amount stated in the relevant ordinary or special resolution;

(d)	“Section 570 Amount” means for any prescribed period, the amount stated in the relevant special resolution; and

(e)

the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

9.7

Under and in accordance with section 551 of the Act, the Directors shall be generally and unconditionally authorised to exercise for the period ending on the first anniversary of the incorporation of the Company all the powers of the Company to allot the Redeemable Sterling Share.

10	REDEEMABLE SHARES

Subject to the Companies Acts and to any rights attaching to existing shares, any share may be issued which can be redeemed or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable shares which are issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these Articles.

11	PARI PASSU ISSUES

If new shares are created or issued which rank equally with any other existing shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

12	VARIATION OF RIGHTS

12.1

Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may (other than with respect to a conversion of Class B Ordinary Shares pursuant to Article 7.5) be varied or abrogated:

(a)

with the consent in writing of the holders of not less than three-quarters in nominal value paid up on the issued shares of that class (a “class meeting”), excluding any shares of that class held as treasury shares; or

(b)

with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

12.2

The provisions of this Article will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

12.3	All the provisions in these Articles as to general meetings shall apply, with any necessary modifications, to every class meeting.

12.4	The Board may convene a class meeting whenever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights.

13	MATTERS NOT CONSTITUTING VARIATION OF RIGHTS

For the avoidance of doubt, the rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking in priority to, pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Act.

14	PAYMENT OF COMMISSION

The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or the grant of an option to call for an allotment of shares or any combination of such methods.

15	TRUSTS NOT RECOGNISED

Except as otherwise expressly provided by these Articles, required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right of the person entered in the Register as the holder of the whole of the share.

16	SUB-DIVISION

Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

17	FRACTIONS

If any shares are consolidated or consolidated and then divided, the Board has power to deal with any fractions of shares which result. If the Board decides to sell any shares representing fractions, it can do so for the best price reasonably obtainable and distribute the net proceeds of sale among members in proportion to their fractional entitlements. The Board can arrange for any shares representing fractions to be entered in the Register as certificated shares if they consider that this makes it easier to sell them. The Board can sell those shares to anyone, including the Company if the legislation allows, and may authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer’s instructions. The buyer shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

SHARE CERTIFICATES

18	EVIDENCE OF OWNERSHIP OF SHARES

Subject to the Act, evidence of ownership of legal title in shares of the Company may be in any form authorised by the Board, including in certificated form, uncertificated form, electronically, by book-entry or as may otherwise be permitted by law.

19	SHARE CERTIFICATES

19.1

Every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the Register as a holder of any certificated shares shall be entitled, without charge, to receive within the time limits prescribed by the Companies Acts (unless the terms of issue prescribe otherwise) one certificate for all of the shares of that class registered in his name.

19.2

The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named in the Register shall be sufficient delivery to all joint holders.

19.3

Where a member has transferred only part of the shares comprised in a certificate, he shall be entitled without charge to a certificate for the balance of such shares to the extent that the balance is to be held in certificated form. Where a member receives more shares of any class, he shall be entitled without charge to a certificate for the extra shares of that class to the extent that the balance is to be held in certificated form.

19.4

A share certificate may be issued under Seal (by affixing the Seal to or printing the Seal or a representation of it on the certificate) or signed by at least two Directors or by at least one Director and the secretary or by at least one Director in the presence of a witness who attests the signature. Such certificate shall specify the number and class of the shares in respect of which it is issued and the amount or respective amounts paid up on it. The Board may, by resolution, decide either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic, but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

19.5

Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

20	REPLACEMENT CERTIFICATES

20.1

Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

20.2	Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead.

20.3

If a share certificate is defaced, worn out or said to be stolen, lost or destroyed, it may be replaced on such terms as to evidence and indemnity as the Board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

20.4

The Board may require the payment of any exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this Article. In the case of shares held jointly by several persons, any such request as is mentioned in this Article may be made by any one of the joint holders.

CALLS ON SHARES

21	CALLS

21.1

Subject to these Articles and the terms on which the shares are allotted, the Board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue.

21.2

Each member shall (subject to the Company serving upon him at least 14 clear days’ notice specifying when and where payment is to be made and whether or not by instalments) pay to the Company as required by the notice the amount called on for his shares.

21.3	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

21.4	A call may be revoked or postponed, in whole or in part, as the Board may decide.

21.5	Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which the call is required to be paid.

22	LIABILITY OF JOINT HOLDERS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

23	INTEREST ON CALLS

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all expenses that have been incurred by the Company by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Board may decide. The Board may waive payment of the interest or the expenses in whole or in part.

24	POWER TO DIFFERENTIATE

On or before the issue of shares, the Board may decide that allottees or holders of shares can be called on to pay different amounts or that they can be called on at different times.

25	PAYMENT OF CALLS IN ADVANCE

The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid on the shares held by him. Such payment in advance of calls shall, to the extent of the payment, extinguish the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called upon the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced by giving at least three months’ notice in writing to such member of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

26	NOTICE IF CALL OR INSTALMENT NOT PAID

If any member fails to pay the whole of any call (or any instalment of any call) by the date when payment is due, the Board may at any time give notice in writing to such member (or to any person entitled to the shares by transmission), requiring payment of the amount unpaid (and any accrued interest and any expenses incurred by the Company by reason of such non-payment) by a date not less than 14 clear days from the date of the notice. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

FORFEITURE AND LIEN

27	LIEN ON SHARES NOT FULLY PAID

The Company shall have a first and paramount lien on every share, not being fully paid, for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien over a share takes priority over any third party’s interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share). The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

28	ENFORCEMENT OF LIEN BY SALE

28.1

The Company may sell, in such manner as the Board may decide, any share over which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale, the Board may authorise some person to sign an instrument of transfer of the share sold to, or in accordance with the directions, of the buyer. The buyer shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

28.2	The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied:

(a)

first, in or towards satisfaction of so much of the amount due to the Company or the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged; and

(b)

second, any residue shall be paid to the person who was entitled to the share at the time of the sale, but only after the certificate for the shares sold has been surrendered to the company for cancellation, or an indemnity in a form reasonably satisfactory to the Directors has been given for any lost certificates, and subject to lien for debts or liabilities not presently payable as existed on the share prior to the sale.

29	FORFEITURE FOR NON-COMPLIANCE

If the notice referred to in Article 26 is not complied with, any share for which it was given may be forfeited, by resolution of the Board to that effect, at any time before the payment required by the notice has been made. Such forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

30	NOTICE AFTER FORFEITURE

When any share has been forfeited, notice of the forfeiture shall be served on the holder of the share or the person entitled to such share by transmission (as the case may be) before forfeiture. An entry of such notice having been given, the forfeiture and the date of forfeiture shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry in the Register.

31	FORFEITURE MAY BE ANNULLED

The Board may annul the forfeiture of a share at any time before any forfeited share has been cancelled or sold, re-allotted or otherwise disposed of on the terms that payment shall be made of all calls and interest due on it and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

32	SURRENDER

The Board may accept the surrender of any share liable to be forfeited and, in any event, references in these Articles to forfeiture shall include surrender.

33	SALE OF FORFEITED SHARES

33.1	A forfeited share shall become the property of the Company.

33.2	Subject to the Companies Acts, any such share may be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board thinks fit.

33.3

The Board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register even if no share certificate is lodged and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal.

34	EFFECT OF FORFEITURE

A shareholder whose shares have been forfeited shall cease to be a member in respect of such forfeited shares and shall surrender the certificate for such shares to the Company for cancellation. Such shareholder shall remain liable to pay to the Company all sums which at the date of forfeiture were presently payable by him to the Company in respect of such shares with interest at a rate (not exceeding the Bank of England base rate by more than five percentage points) determined by the Board from the date of the forfeiture to the date of payment. The Directors may waive payment of interest wholly or in part and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

35	EVIDENCE OF FORFEITURE

A statutory declaration by a Director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share. The person to whom the share is transferred or sold shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

36	FORM OF TRANSFER OF SHARES

36.1

Subject to these Articles, each member may transfer all or any of his shares by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. All instruments of transfer, when registered, may be retained by the Company.

36.2	The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of it.

36.3	The Directors are authorised to establish such clearing and settlement procedures for the shares of the Company as they deem fit from time to time.

37	RIGHT TO REFUSE REGISTRATION OF TRANSFER

37.1	The Board may, in its absolute discretion, refuse to register any transfer of a share in certificated form (or renunciation of a renounceable letter of allotment) unless:

(a)	it is for a share which is fully paid up;

(b)	it is for a share upon which the Company has no lien;

(c)	it is only for one class of share;

(d)	it is in favour of a single transferee or no more than four joint transferees;

(e)	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (if this is required); and

(f)

it is delivered for registration to the Office (or such other place as the Board may determine), accompanied (except in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

37.2

The Board shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to trading on a recognised stock exchange or quotation system or a recognised overseas stock exchange or quotation system or a designated stock exchange or quotation system on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

38	NOTICE OF REFUSAL TO REGISTER A TRANSFER

If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company. Any instrument of transfer which the Board refuses to register shall be returned to the person depositing it (except if there is suspected or actual fraud). All instruments of transfer which are registered may be retained by the Company.

39	NO FEES ON REGISTRATION

No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share or for making any other entry in the Register.

40	OTHER POWERS IN RELATION TO TRANSFERS

Nothing in these Articles shall prevent the Board:

(a)	from recognising a renunciation of the allotment of any share by the allottee in favour of another person; or

(b)

(if empowered to do so by these Articles) from authorising any person to execute an instrument of transfer of a share and from authorising any person to transfer that share in accordance with any procedures implemented under Article 28.

41	TRANSMISSION OF SHARES ON DEATH

If a member dies, the survivors or survivor (where he was a joint holder), and his executors or administrators (where he was a sole or the only survivor of joint holders), shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased member from any liability for any share which has been solely or jointly held by him.

42	ELECTION OF PERSON ENTITLED BY TRANSMISSION

Any person becoming entitled to a share because of the death or bankruptcy of a member, or otherwise by operation of law, may (on such evidence as to his title being produced as the Board may require) elect either to become registered as a member or to have some person nominated by him registered as a member. If he elects to become registered himself, he shall notify the Company to that effect. If he elects to have some other person registered, he shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event had not occurred. Where the entitlement of a person to a share because of the death or bankruptcy of a member or otherwise by operation of law is proved to the satisfaction of the Board, the Board shall within 14 days after proof cause the entitlement of that person to be noted in the Register.

43	RIGHTS ON TRANSMISSION

Where a person becomes entitled to a share because of the death or bankruptcy of any member, or otherwise by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other monies payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share, except that he shall not be entitled to receive notice of, or to attend or vote at, any meeting of the Company or a separate meeting of the holders of any class of shares of the Company before he is registered as the holder of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 14 days, the Board may withhold payment of all dividends and the other monies payable in respect of such share until the requirements of the notice have been complied with.

DESTRUCTION OF DOCUMENTS

44	DESTRUCTION OF DOCUMENTS

44.1	The Company may destroy any:

(a)	instrument of transfer, after six years from the date on which it is registered;

(b)	dividend mandate or any variation or cancellation of a dividend mandate or any notification of change of name or address, after two years from the date on which it is recorded;

(c)	share certificate, after one year from the date on which it is cancelled;

(d)	instrument of proxy which has been used for the purpose of a poll at any time after one year has elapsed from the date of use;

(e)	instrument of proxy which has not been used for the purpose of a poll at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates;

(f)	Share Warrant (including coupons or tokens detailed from it) which has been cancelled at any time after seven years from the date on which it was cancelled; or

(g)	other document for which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it,

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.

44.2	It shall be conclusively presumed in favour of the Company that every:

(a)	entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made;

(b)	instrument of transfer so destroyed was duly registered;

(c)	share certificate so destroyed was duly cancelled; and

(d)	other document so destroyed had been properly dealt with under its terms and was valid and effective according to the particulars in the records of the Company.

44.3

This Article shall only apply to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant. Nothing in this Article shall be construed as imposing any liability on the Company in respect of the destruction of any such document other than as provided for in this Article which would not attach to the Company in the absence of this Article. References in this Article to the destruction of any document include references to the disposal of it in any manner.

SHAREHOLDER MEETINGS AND PROCEEDINGS

45	ANNUAL GENERAL MEETINGS

An annual general meeting (each an “Annual General Meeting”) shall be held once a year, at such time (consistent with the terms of the Companies Acts) and place as may be determined by the Board.

46	CONVENING OF GENERAL MEETINGS

All meetings, other than annual general meetings, shall be called general meetings (“General Meetings”, and together with Annual General Meetings, “Shareholder Meetings”). The Board, the chairman of the Board or, for so long as members of the Investor Group own Ordinary Shares carrying greater than 50% of the Total Voting Rights, the Investor may each, whenever they think fit, and the Board shall on requisition in accordance with the Companies Acts, proceed to convene a general meeting.

47	NOTICE OF MEETINGS

47.1

Notices of Shareholder Meetings shall include all information required to be included by the Act, applicable securities laws, including US securities laws, and the rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted. There shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to a proxy or (if he has more than one share) proxies to exercise all or any of his rights to attend, speak and vote and that a proxy need not be a member of the Company. Such notice shall also include the address of the website on which the information required by the Act is published, state the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply), provide details of any forms to be used for the appointment of a proxy and state that a member has the right to ask questions at the meeting in accordance with the Act.

47.2

Where the Company has given an electronic address in any notice of any General Meeting or an Annual General Meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

47.3

An Annual General Meeting shall be called by not less than 21 clear days’ notice. Subject to the Act, all other General Meetings shall be convened by not less than 14 clear days’ notice in writing, subject to compliance with the provisions of section 307A of the Act. Subject to the Act, the notice shall specify the time, date and place of the meeting and the general nature of the business to be dealt with.

47.4

A notice calling an Annual General Meeting shall state that the meeting is an annual general meeting and a notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as such and shall include the text of the resolution.

47.5

Subject to the Act, applicable securities laws, including US securities laws, the rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted and to the provisions of these Articles and to any restrictions imposed on any shares, notice of a Shareholder Meeting shall be given to every member and every Director. The Company may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice. If a member is added to the Register after the day determined by the Company under this Article, this shall not invalidate the service of the notice, nor entitle such member to receive notice of the meeting.

47.6

For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, which shall not be less than 10 days (or, if the maximum period permitted by the Act is less than 10 days, such date that is the maximum period permitted by the Act) before the date of the holding of such meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

48	OMISSION TO GIVE NOTICE AND NON-RECEIPT OF NOTICE

The accidental omission to give notice of any Shareholder Meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings of that Shareholder Meeting.

49	POSTPONEMENT OF SHAREHOLDER MEETINGS

If the Board considers that it is impracticable or unreasonable to hold a Shareholder Meeting on the date or at the time or place stated in the notice calling the Shareholder Meeting, it may postpone or move the Shareholder Meeting (or do both) (but only with the prior written consent of the Investor in the case of a Shareholder Meeting called by the Investor). The Board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, appointments of proxy are valid if they are received as required by these Articles not less than 48 hours before the time appointed for holding the rearranged meeting and for the purpose of calculating this period, the Board can decide in their absolute discretion not to take account of any part of a day that is not a working day. The Board may also postpone or move the rearranged meeting (or do both) under this Article.

50	QUORUM AT SHAREHOLDER MEETINGS

50.1	No business other than the appointment of the chairman of a Shareholder Meeting is to be transacted at a meeting if the persons attending the meeting do not constitute a quorum.

50.2	If the Company has only one member entitled to attend and vote at the meeting, one Qualifying Person present at the meeting and entitled to vote is a quorum.

50.3

Subject to the Act, in all cases other than that in Article 50.2, for so long as the Investor Group owns, directly or indirectly, Ordinary Shares representing 50% or greater of the Total Voting Rights of the Company, Qualifying Persons representing 50% or greater of the Total Voting Rights of the Company entitled to be exercised at the meeting are a quorum; otherwise, Qualifying Persons representing 20% or greater of the Total Voting Rights of the Company entitled to be exercised at the meeting are a quorum.

51	PROCEDURE IF QUORUM NOT PRESENT

If a quorum is not present within 15 minutes (or such longer interval as the chairman in his absolute discretion thinks fit) from the time appointed for holding a Shareholder Meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another day, (not being less than 10 clear days after the date of the original meeting), and at such time and place as the chairman (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, one person entitled to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum and any notice of an adjourned meeting shall state this.

52	CHAIRMAN OF GENERAL MEETING

The chairman of the Board shall preside at every Shareholder Meeting of the Company. If there is no such chairman or if at any meeting he is not present within 10 minutes after the time appointed for holding the meeting, or shall be unwilling to act as chairman, the deputy chairman (if any) of the Board shall, if present and willing to act, preside at such meeting. If more than one deputy chairman is present, they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a Director the longest shall take the chair. If no chairman or deputy chairman is present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he shall be chairman if willing to act. If no Director is present and willing to act, the members present and entitled to vote shall choose one of their number to be chairman of the meeting. Nothing in these Articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

53	ENTITLEMENT TO ATTEND AND SPEAK

A Director (and any other person invited by the chairman to do so) may attend and speak at any Shareholder Meeting and at any separate meeting of the holders of any class of shares of the Company, whether or not he is a member.

54	ADJOURNMENTS

The chairman may, with the consent of a Shareholder Meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as the meeting shall determine. However, without prejudice to any other power which he may have under these Articles or at common law, the chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

55	NOTICE OF ADJOURNMENT

If a Shareholder Meeting is adjourned indefinitely or for more than 30 days, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting, in accordance with Article 47. Except as provided in these Articles, there is no need to give notice of the adjourned meeting or of the business to be considered there.

56	BUSINESS OF ADJOURNED MEETING

No business shall be transacted at any adjourned Shareholder Meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

57	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT

57.1

The Board may direct that any person wishing to attend any Shareholder Meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions.

57.2

The chairman shall take such action or give directions as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and to ensure the security of the meeting and the safety of the people attending the meeting. The chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

58	OVERFLOW MEETING ROOMS

58.1

The Board may, in accordance with this Article, make arrangements for members and proxies who are entitled to attend and participate in a general meeting, but who cannot be seated in the main meeting room where the chairman will be, to attend and take part in a general meeting in an overflow room or rooms. Any overflow room will have appropriate links to the main room and will enable audio-visual communication between the meeting rooms throughout the meeting. The Board will decide how to divide members and proxies between the main room and the overflow room. If an overflow room is used, the meeting will be treated as being held and taking place in the main meeting room and the meeting will consist of all the members and proxies who are attending both in the main meeting room and the overflow room.

58.2	Details of any arrangements for overflow rooms will be set out in the notice of the meeting, but failure to do so will not invalidate the meeting.

58.3

Notwithstanding anything to the contrary in these Articles, the Investor may attend any general, special or other meeting via teleconference or videoconference and the Board and the Company shall facilitate such attendance as requested by the Investor.

59	SATELLITE MEETING PLACES

59.1	To facilitate the organisation and administration of any general meeting, the Board may decide that the meeting shall be held at two or more locations.

59.2

For the purposes of these Articles, any general meeting of the Company taking place at two or more locations shall be treated as taking place where the chairman of the meeting presides (the “principal meeting place”) and any other location where that meeting takes place is referred in these Articles as a “satellite meeting place”.

59.3

A member present in person or by proxy at a satellite meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

59.4	The Board may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

(a)	ensure that all members and proxies for members wishing to attend the meeting can do so;

(b)	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

(c)	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

(d)	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

59.5

The entitlement of any member or proxy to attend a satellite meeting place shall be subject to any such arrangements then in force and stated by the notice of the meeting or adjourned meeting to apply to the meeting.

59.6

If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the chairman may adjourn the meeting in accordance with Article 54. Such adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

59.7

A person (“satellite chairman”) appointed by the Board shall preside at each satellite meeting place. Every satellite chairman shall carry out all requests made of him by the chairman of the meeting, may take such action as he thinks necessary to maintain the proper and orderly conduct of the meeting in the satellite meeting place and shall have all powers necessary or desirable for such purposes.

60	AMENDMENT TO RESOLUTIONS

60.1

If an amendment to any resolution under consideration is proposed, but is ruled out of order by the chairman of the meeting in good faith, any error in such ruling shall not invalidate the proceedings on the original resolution.

60.2

In the case of a resolution duly proposed as a special resolution, no amendment to it (other than an amendment to correct a patent error, in which case such amendments may be made with approval of an ordinary resolution) may in any event be considered or voted on. In the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

61	MEMBERS’ RESOLUTIONS

61.1

Members of the Company shall have the rights provided by the Companies Acts to have the Company circulate and give notice of a resolution which may be properly moved, and is intended to be moved, at the Company’s next annual general meeting.

61.2	Expenses of complying with these rights shall be borne in accordance with the Companies Acts.

61.3

Where a member or members (other than the Investor, for so long as the Investor Group owns, directly or indirectly, Ordinary Shares representing 50% or greater of the Total Voting Rights of the Company), in accordance with the provisions of the Act, request the Company to (i) call a General Meeting for the purposes of bringing a resolution of the members before the meeting or (ii) give notice of a resolution of the members to be proposed at a General Meeting, such request must, in each case and in addition to the requirements of the Act, contain the following (and, to the extent that the request relates to the nomination of a director, the requirements of Articles 79.2 to 79.4 also apply):

(a)

a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) (other than where the member is a Depositary) and any Member Associated Person on whose behalf the nomination or proposal is made, individually or in the aggregate, including any anticipated benefit to the member(s) (other than where the member is a Depositary) or the Member Associated Person therefrom on whose behalf the nomination or proposal is made; and

(b)	as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such member (as it appears in the Register) and any such beneficial owner on whose behalf the nomination is made;

(ii)

the class and number of Ordinary Shares which are, directly or indirectly, owned beneficially and of record by such member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as of the date of such notice;

(iii)

a description of any Covered Arrangement to which such member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as of the date of such notice or a representation that there are none;

(iv)

any other information relating to such member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of Directors in a contested election, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the applicable rules and regulations thereunder;

(v)

a representation that the member is a holder of Ordinary Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the annual general meeting to nominate the person or persons specified in such member’s notice;

(vi)

the name of each person with whom such member or Member Associated Person has any agreement, arrangement or understanding (whether written or oral) (A) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Company) or disposing of any shares of the Company, (B) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such member or Member Associated Person with respect to any shares of the Company or any business proposed by the member or (D) otherwise in connection with any business proposed by a member (and a description of each such agreement, arrangement or understanding described in this Article 61.3(b)(vi) being a “Voting Agreement”);

(vii)

details of all other material interests of each member or any Member Associated Person in such proposal or any security of the Company (including, without limitation, any rights to dividends or performance-based fees based on any increase or decrease in the value of such security or Covered Arrangements or if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security (collectively, “Other Interests”);

(viii)

a list of all transactions by such member and any Member Associated Person involving any securities of the Company or any Covered Arrangements, Voting Agreements or Other Interests within the six-month period prior to the date of the notice;

(ix)

any proportionate interest in shares of the Company or Covered Arrangements held, directly or indirectly, by a general or limited partnership in which such member or any Member Associated Person in a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(x)

any performance-based fees (other than an asset-based fee) that such member or any Member Associated Person is entitled to base on any increase or decrease in the value of shares of the Company or Covered Arrangements, if any, of the date of such notice, including (without limitation) any such interests held by the member of such member’s or any Member Associated Person’s immediate family sharing the same household (which information shall be supplemented by such shareholder and any Member Associated Person not later than two days after the record date for the meeting to disclose such ownership as of the record date);

(xi)

a description of the economic terms of all of the foregoing items, including all Covered Arrangements, Voting Agreements or Other Interest, and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such item, including all Covered Arrangements, Voting Agreements or Other Interests;

(xii)	a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

(xiii)

a representation as to whether the member or any Member Associated Person intends, or is part of a group that intends, to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s shares required to approve or adopt the proposal or (B) otherwise solicit proxies or votes from members in support of such proposal;

(xiv)

a certification regarding whether such member(s) and such Member Associated Persons, if any, have complied with all legal requirements in connection with such member or Member Associated Person’s acquisition of shares of the Company;

(xv)

any other information relating to such member or Member Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and

(xvi)

to the extent known by the Member Associated Person or the member(s) giving the notice, the name and address of any other member or Member Associated Person supporting the proposal of other business on the date of such request.

61.4	For the purposes of this Article 61, a “Member Associated Person” of any member shall mean:

(a)	any person controlling, directly or indirectly, or acting in concert with such member;

(b)	any beneficial owner of shares in the capital of the Company owned of record or beneficially by such member; and

(c)	any person controlling, controlled by or under common control with such Member Associated Person.

61.5

If a request made in accordance with Article 61.3 does not include the information specified in Article 61.3 or is not received in the time and manner required by Article 61.6, in respect of such shares which the relevant member(s) hold which are owned beneficially by such member(s) and the Member Associated Persons, if any, on whose behalf the proposal is made (the “member default shares”) the relevant member(s) shall not be entitled to vote, either in person or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with this Article 61.

61.6

Without prejudice to the rights of any member under the Act, a member who makes a request to which Article 61 relates must deliver any such request and accompanying information pursuant to Article 61 in writing to the secretary at the Office not earlier than the close of business on the one hundred and twentieth (120) calendar day nor later than the close of business on the ninetieth calendar day prior to the date of the first anniversary of the preceding year’s Annual General Meeting. In no event shall any adjournment or postponement of an Annual General Meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 61.6.

61.7

Notwithstanding provisions of Articles 61.3 or 61.5 or the foregoing provisions of Article 61.6, a member shall also comply with all applicable requirements of the Act and of the Exchange Act with respect to the matters set forth in Articles 61.3 or 61.5 or in Article 61.6. Nothing in Articles 61.3 or 61.5 or in Article 61.6 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

VOTES OF MEMBERS

62	METHOD OF VOTING

Any resolution put to the vote at a meeting shall be decided on a poll and, for the avoidance of doubt, no resolution shall be decided on a show of hands. For so long as any shares are held by a Depositary, this Article 62 may only be amended or repealed with the unanimous approval of all of the shareholders. Cumulative voting of shares, regardless of the class of shares, is prohibited.

63	OBJECTION TO ERROR IN VOTING

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the chairman of the meeting on such matters shall be final and conclusive.

64	PROCEDURE

64.1

Each poll shall be conducted in such a manner as the chairman directs. In advance of any meeting, the chairman shall appoint scrutineers or inspectors, who need not be shareholders, to act at the meeting. The chairman may appoint one or more persons as alternate scrutineers or inspectors to replace any scrutineer or inspector who fails to act. If no scrutineer or inspector or alternate scrutineer or alternate inspector is willing or able to act at a meeting, the chairman shall appoint one or more other persons to act as scrutineers or inspectors at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

64.2

Any poll conducted on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place as the chairman determines, either at once or after an interval or adjournment.

64.3

The date and time of the opening and the closing of a poll for each matter upon which the Qualifying Persons will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

64.4

The conduct of a poll (other than on the election of a chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll is to be conducted.

64.5	On a poll a shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

65	VOTES OF SHAREHOLDERS

65.1

Subject to any rights or restrictions as to voting attached to any class of shares by or in accordance with these Articles and subject to the other provisions of this Article 65 and the Act, the holders of Ordinary Shares shall have the votes set out in Article 7.4.

65.2

In the case of joint holders of a share, the vote of the most senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the Register.

65.3

A shareholder in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom, the United States or elsewhere) that he is or may be suffering from a mental disorder or is otherwise incapable of running his affairs may vote by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may vote by proxy if evidence (to the satisfaction of the Board) of the authority of the person claiming to exercise the right to vote is received at the Office (or at another place specified in accordance with these Articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in these Articles for the appointment of a proxy within the time limits prescribed by these Articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

PROXIES AND CORPORATE REPRESENTATIVES

66	PROXIES AND CORPORATE REPRESENTATIVES

66.1

A member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting, as well as for the meeting to which it relates. A proxy need not be a member.

66.2	The appointment of a proxy shall be:

(a)

in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, an omnibus proxy which enables the Depositary to exercise rights in a number of different ways for the shares that it holds, and in a form or manner of communication approved by the Board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(i)	in hard copy form, or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose, or

(b)

in the case of a proxy relating to the shares to which Article 66.2(a) does not apply, in any usual form or in any other form or manner of communication which the Board may approve. Subject thereto, the appointment of a proxy may be:

(i)	in hard copy form, or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose.

66.3

The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed by or on behalf of the appointor in such manner as the Directors may approve, which in the case of a corporation may be either under its common Seal or under the hand of a duly authorised officer or other person duly authorised for that purpose or in any other manner authorized by its constitution.

66.4

The Board may, if it thinks fit, but subject to provisions of the Act, at the Company’s expense (with or without provision for their return prepaid) send hard copy forms of proxy for use at the meeting, or at any separate meeting of the holders of any class of shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. If, for the purpose of any meeting, forms of proxy or invitations to appoint a proxy issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote, at a meeting shall not invalidate the proceedings at that meeting.

66.5

The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The Depositary may, pursuant to the omnibus proxy, appoint multiple proxies. A member, other than the Depositary, may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member. References in these Articles to an appointment of proxy include references to an appointment of multiple proxies.

66.6	Without prejudice to Article 49, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place as may be specified by or on behalf of the Company for that purpose

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

by the time specified by the Board (as the Board may determine in compliance with the provisions of the Act) in any such notice or form of proxy; and

(b)

if in electronic form, be received at the electronic address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Act or to any other address specified by or on behalf of the Company for purpose of receiving the appointment of a proxy in electronic form

(i)	in the notice convening the meeting,

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting, or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the Board (as the Board may determine, not being more than 48 hours and otherwise being in compliance with the provisions of the Act) in any such method of notification.

The Board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

66.7	Subject to the provisions of the Act, where the appointment of a proxy is expressed to have been or purports to have been sent or supplied by a person on behalf of a holder:

(a)	the Company may treat the appointment as sufficient evidence of that person’s authority to execute the appointment of proxy on behalf of that member; and

(b)

the holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment of proxy has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment of proxy may be treated as invalid.

66.8

Subject to Article 66.7, a proxy appointment which is not delivered or received in accordance with Article 66.6 shall be invalid. Where two or more valid appointments of proxy are delivered or received in respect of the same share in relation to the same meeting, the one which was last delivered or received shall, unless otherwise specified in the notice convening the meeting, be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which is last delivered or received, or if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Act, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

66.9

The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the relevant resolution.

66.10

Any corporation which is a member of the Company (the “grantor”) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A Director, the secretary or other person authorised for the purpose by the secretary may require all or any person appointed as a representative of a grantor to produce a certified copy of the resolution of authorisation by such grantor before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person or more than one authorised person purports to exercise a power in respect of the same shares:

(a)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way, and

(b)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

66.11	The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)	whether he counts in deciding whether there is a quorum at a meeting,

(b)	the validity of anything he does as chairman of a meeting,

(c)	the validity of a poll demanded by him at a meeting, or

(d)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 66.6(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 66.6(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

66.12

A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless a contrary intention is stated in it.

66.13

A proxy appointed in accordance with this Article 66 may appoint another person as his proxy in respect of the shares to which the original proxy appointment relates, provided the proxy of such original proxy is made in accordance with Articles 66.1 to 66.10. These Articles apply to that appointment and to the person so appointed as though those shares to which the original proxy appointment relates were registered in the name of the original proxy and the appointment was made by him in that capacity. The Directors may require such evidence as they think appropriate to decide that such appointment of proxy of the original proxy is effective.

DEFAULTING SHARES

67	NO RIGHT TO VOTE WHERE SUMS OVERDUE ON SHARES

No member may vote at a Shareholder Meeting (or any separate meeting of the holders of any class of shares), either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by him unless:

(a)

all calls or other sums presently due and payable by him in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the Company; or

(b)	the Board determines otherwise.

68	FAILURE TO DISCLOSE INTERESTS IN SHARES

68.1

If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice under section 793 of the Act (“section 793 notice”) and has failed in relation to any shares (“default shares”, which expression includes any shares issued after the date of such notice in right of those shares) to give the Company the information required by the section 793 notice (and, for the avoidance of doubt, in the case of a Depositary acting solely in the Depositary’s capacity as such, only the information required under Article 68.5) within the prescribed period from the service of the notice, the Company may decide to restrict the rights relating to the default shares by sending out a further notice to such person (“restriction notice”) stating that the following sanctions shall apply unless the Board determines otherwise:

(a)

the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll;

(b)	where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares):

(i)

any dividend or other money payable for such shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 122, to receive shares instead of that dividend; and

(ii)

no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member himself is not in default of supplying the required information and the member proves to the satisfaction of the Board that no person in default of supplying such information is interested in any of the shares that are the subject of the transfer; and

(c)	the shareholder (except for a Depositary acting solely in the Depositary’s capacity as such) that is the subject of a restriction notice is in breach of these articles.

Unless it states otherwise, a restriction notice will take effect when it is delivered.

68.2	Where the sanctions under Article 68.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Article 68.1(b) shall become payable):

(a)	if the shares are transferred by means of an excepted transfer, but only in respect of the shares transferred; or

(b)

at the end of the period of seven days (or such shorter period as the Board may determine) following receipt by the Company of the information required by the section 793 notice and the Board being fully satisfied that such information is full and complete.

68.3

Where, on the basis of information obtained from a member in respect of any share held by him, the Company issues a section 793 notice to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article 68.1.

68.4

Where any person appearing to be interested in any shares has been served with a section 793 notice and such shares are held by a Depositary, the provisions of this Article 68.4 shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary in which such person does not have an interest and references to default shares shall be construed accordingly.

68.5

Where the shareholder on whom a section 793 notice has been served is a Depositary, the obligations of the Depositary (acting solely in the Depositary’s capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary.

68.6	For the purposes of this Article:

(a)

a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b)	“interested” shall be construed as it is for the purpose of section 793 of the Act;

(c)	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference:

(i)	to his having failed or refused to give all of any part of it; and

(ii)	to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)	“prescribed period” means 14 days from service of the Section 793 notice;

(e)	“excepted transfer” means, in relation to any shares held by a member:

(i)	a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or

(ii)

a transfer that results from a sale made through the NASDAQ or a recognised stock exchange or quotation system or any other stock exchange or quotation system outside the United Kingdom on which the Company’s Ordinary Shares are then listed or quoted; or

(iii)

a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

68.7	Nothing contained in this Article shall be taken to limit the powers of the Company under section 794 of the Act.

UNTRACED MEMBERS

69	POWER OF SALE OF SHARES OF UNTRACED MEMBERS

69.1	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:

(a)

during the period of 12 years before the date of sending of the notice referred to in Article 69.1(b) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person entitled, provided that during such period of 12 years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

(b)

on or after expiry of the said period of 12 years, the Company has given notice of its intention to sell such share by sending a notice to the member or person entitled by transmission to the share at his address on the Register or other last known address given by the member or person entitled by transmission to the share and before sending such a notice to the member or other person entitled by transmission, the Company must have used reasonable efforts to trace the member or other person entitled, engaging, if considered appropriate, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register;

(c)

during the further period of three months following the date of such notice and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

(d)

the Company has given notice to the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted of its intention to make such sale, if shares of the class concerned are listed on or dealt in on the NASDAQ or such other stock exchange or quotation system.

69.2

To give effect to any sale of shares under this Article, the Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register even if no share certificate has been lodged for such shares and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares. The buyer shall not be bound to see to the application of the purchase monies, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

69.3

If during the period of 12 years referred to in Article 69.1, or during any period ending on the date when all the requirements of Articles 69.1(a) to 69.1(d) have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 69.1(b) to 69.1(d) have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

70	APPLICATION OF PROCEEDS OF SALE OF SHARES OF UNTRACED MEMBERS

The Company shall account to the member or other person entitled to the share for the net proceeds of a sale under Article 69 by carrying all monies relating to such sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company does not have to account for any money earned on them.

DIRECTORS

71	NUMBER AND CLASSIFICATION OF DIRECTORS

(a)

Unless otherwise determined by the Company by ordinary resolution or (solely to the extent necessary to effectuate Article 77.6 and/or Article 77.7) the Board, the number of Directors shall not exceed 11, of which such number shall be Independent Directors as is required by the Companies Acts, applicable securities laws, including US securities laws, or the rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted.

(b)

In addition to any vote or consent of the Board or the members of the Company required by applicable law or these Articles or other organizational document of the Company, and notwithstanding anything to the contrary in any shareholders’ agreement in respect of the Company entered into by the Company from time to time, for so long as the Investor Group owns, directly or indirectly, Ordinary Shares representing 50% or greater of the Total Voting Rights of the Company, any resolution by the Company to change the total number of Directors in accordance with Article 71(a) shall require the prior written consent of the Investor.

(c)

Except as otherwise determined by a majority of the Directors and (for so long as the Investor Group owns, directly or indirectly, Ordinary Shares representing 50% or greater of the Total Voting Rights of the Company) the Investor, the Directors shall be divided into three classes, designated as Class I, Class II and Class III respectively, and each class shall consist, as nearly as possible, a number of directors equal to one-third of the total number of Directors. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. The classification of Directors shall affect the retirement and the re-election of the Directors, but shall not affect the powers or actions of the Directors in any way.

72	DIRECTORS’ FEES

Each of the Directors may be paid a fee at such rate as may from time to time be determined by the Board. However, the aggregate of all fees payable to the Directors (other than amounts payable under any other provision of these Articles) must not exceed such amount as may from time to time be decided by ordinary resolution of the Company. Any fees payable under this Article shall be distinct from any salary, remuneration or other amounts payable to a Director under any other provisions of these Articles and shall accrue from day to day.

73	EXPENSES

Each Director may be paid his reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company. Subject to the Act and all applicable securities and other laws, the Directors shall have the power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties as an officer of the Company or to enable him to avoid incurring any such expenditure.

74	ADDITIONAL REMUNERATION

If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director and not in his capacity as a holder of employment or executive office, he may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, provided that payment of such remuneration or expenses would not result in non-compliance with, or otherwise cause any Independent Director to cease to be independent under, any rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted.

75	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to him for his services as Director under these Articles.

76	PENSIONS AND OTHER BENEFITS

76.1

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director or employee of:

(a)	the Company;

(b)	any company which is or was a holding company or a subsidiary undertaking of the Company;

(c)	any company which is or was allied to or associated with the Company or a subsidiary undertaking or holding company of the Company; or

(d)	a predecessor in business of the Company or of any holding company or subsidiary undertaking of the Company.

and, in each case, for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him.

76.2

The Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in Article 76.1 above. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article and shall not have to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director of the Company.

NOMINATION, APPOINTMENT AND REMOVAL OF DIRECTORS

77	POWER OF THE INVESTOR TO NOMINATE DIRECTORS

77.1

Without limitation of any rights of any Specified Party under any agreement between such Specified Party and the Company, the Investor shall be entitled to designate for nomination to the Board individuals who are willing to act as a Director in respect of any vacancy, in accordance with the remaining provisions of this Article 77.

77.2

For as long as the Investor Group owns, directly or indirectly, an aggregate voting power of Ordinary Shares that is equal to or greater than 50% of the Total Voting Rights of the Company, the Investor will be entitled to designate up to six individuals for nomination to be appointed as Directors, by giving notice in writing to the Company.

77.3

For as long as the Investor Group owns, directly or indirectly, an aggregate voting power of Ordinary Shares that is equal to or greater than 25% but less than 50% of the Total Voting Rights of the Company, the Investor will be entitled to designate up to three individuals for nomination to be appointed as Directors, by giving notice in writing to the Company.

77.4

For as long as the Investor Group owns, directly or indirectly, an aggregate voting power of Ordinary Shares that is equal to or greater than 5% but less than 25% of the Total Voting Rights of the Company, the Investor will be entitled to designate up to one individual for nomination to be appointed as Directors, by giving notice in writing to the Company.

77.5	The Investor shall lose all nomination rights if the Investor Group owns, directly or indirectly, less than 5% of the Total Voting Rights of the Company.

77.6

If at any time the Investor has designated fewer than the total number of individuals that the Investor is then entitled to designate pursuant to this Article 77, the Investor shall have the right, at any time and from time to time, to designate such additional individuals which it is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Board shall include such designees, and the Company shall use its best efforts to (x) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (y) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies.

77.7

The Company shall, to the fullest extent permitted by law, include in the list of nominees recommended by the Board for election as Directors at any meeting of members called for the purpose of electing Directors, the persons designated by the Investor pursuant to this Article 77 and use its best efforts to cause the election of each such designee to the Board, including recommending such individual’s election and soliciting proxies or consents in favor thereof. In the event that any designee of the Investor shall fail to be elected to the Board at any meeting of members called for the purpose of electing Directors, the Company shall use its best efforts to cause such designee (or a new designee of the Investor) to be elected to the Board as soon as possible and the Company shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the total number of Directors.

78	METHODS OF APPOINTMENT

78.1

Any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director by the Company by ordinary resolution (that is, with more than 50% of the votes cast in favour), provided that the appointment does not cause the number of Directors to exceed any fixed number as the maximum number of Directors. A resolution for the appointment of two or more persons as Directors by a single resolution is void unless the resolution for appointment is proposed in this way has first been proposed by the meeting without a vote being given against it.

78.2

If a nominee fails to be appointed in an uncontested election or, subject to Article 80.5, if there shall exist a vacancy on the Board due to a Director’s death, disability, retirement, removal or resignation, the Board shall (subject to any agreement between the Company and any Specified Party) have the power to choose to appoint such individual to serve as a Director only until the next annual general meeting of the Company.

79	ELIGIBILITY OF NEW DIRECTORS

79.1	No person shall be eligible to be appointed or re-appointed a Director at any annual general meeting unless:

(a)	he is nominated by the Board;

(b)	he is designated by the Investor in accordance with Article 77; or

(c)

not later than the date specified in section 338(4)(d) of the Act the Company has received written notice from a member or members (other than the person proposed) who are entitled to require notice be given of a resolution under section 33(b) of the Act of their intention to propose a resolution for the appointment or re-appointment of that person, which:

(i)	satisfies the requirements set out in Articles 79.2 and 79.3;

(ii)	is accompanied by written notice given by each nominee of his willingness to be appointed (or reappointed) and serve as a Director if so elected, as required in Article 79.2(c)(iv); and

(iii)	be accompanied by a completed questionnaire and the other information required by Article 79.4.

Except as otherwise provided by the Act or these Articles, the chairman of an annual general meeting or the Board may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the relevant member or members solicit proxies in support of such member or members’ nominee(s) without having made the representation required by Article 79.2(a)(v); and if the chairman or the Board should so determine, it shall be so declared to the meeting and the defective nomination shall be disregarded. Notwithstanding anything in these Articles to the contrary, unless otherwise required by the Companies Act or the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted, if a member or members intending to make a nomination at an annual general meeting in accordance with this Article 79.1(c) does not timely provide the notifications contemplated by Article 79.2(d) such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

79.2	A notice given to the Company pursuant to Article 79.1(c) must include:

(a)	as to the member or members giving notice and any beneficial owner on whose behalf the nomination is made:

(i)	the name and address of such member (as it appears in the Register) and any such beneficial owner on whose behalf the nomination is made;

(ii)

the class and number of Ordinary Shares which are, directly or indirectly, owned beneficially and of record by such member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as of the date of such notice;

(iii)

a description of any Covered Arrangement to which such member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as of the date of such notice or a representation that there are none;

(iv)

any other information relating to such member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of Directors in a contested election, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the applicable rules and regulations thereunder; and

(v)

a representation that the member is a holder of Ordinary Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the annual general meeting to nominate the person or persons specified in such member’s notice;

(b)

a description of all arrangements or understandings between such member or members or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member or members, or a representation that there are none;

(c)	as to each person whom such member of members propose to nominate for election or reelection as a Director:

(i)	all of the particulars which would be required to be included in the register of Directors if the proposed Director were appointed (or reappointed);

(ii)

all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the applicable rules and regulations thereunder;

(iii)	a description of any Covered Arrangement to which such nominee or any of his or her Affiliates is a party as of the date of such notice or a representation that there are none;

(iv)	a written notice given by each nominee of his willingness to be appointed (or reappointed) and serve as a Director if so elected; and

(v)

whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Board; and

(d)

an undertaking by such member or members and each beneficial owner, if any, to: (i) notify the Company in writing of the information set forth in Articles 79.2(a)(ii), 79.2(a)(iii), 79.2(b) and 79.2(c) above as of the record date for the meeting promptly (and, in any event, within five Business Days) following the later of the record date or the date notice of the record date is first disclosed by public announcement; and (ii) update such information thereafter within two Business Days of any change in such information and, in any event, as of close of business on the day preceding the meeting date.

79.3

Notwithstanding the provisions of Article 79.2, any member intending to make a nomination at an annual general meeting in accordance with Article 79.1(c), and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the shares of the Company were registered under the Exchange Act with respect to the matters set forth in these Articles; provided, however, that any references in these Articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with Articles 79.2 to 79.4.

79.4

To be eligible to be a nominee for election or reelection as a Director pursuant to Article 79.1(c), a person must deliver (not later than the deadline prescribed for delivery of notice) to the secretary of the Company at the Office, a written questionnaire in the form prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request), and that such person:

(a)	is not and will not become a party to:

(i)

any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)	any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under applicable law;

(b)

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

(c)

in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, applicable law and corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

(d)	if elected as a Director, will act in the best interests of the Company and its members and not in the interest of any individual constituency.

79.5

The Nominating and Governance Committee of the Company shall review all such information submitted by the member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director in accordance with these Articles the applicable rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted. The Company and the Nominating and Governance Committee of the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an Independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee, or otherwise, including such person’s interest in the Company.

79.6	A Director need not be a member of the Company.

80	RETIREMENT AND RE-ELECTION OF DIRECTORS

80.1

At the annual general meeting held by the Company in 2021, the Class I Directors shall retire from office, but shall be eligible for re-appointment by ordinary resolution of the Company and the persons comprising the Class I Directors and/or their successors (nominated pursuant to Article 79.1) shall either be re-appointed or appointed (as applicable), in each case by ordinary resolution of the Company, at such General Meeting as the Class I Directors to hold office for a term ending upon the conclusion of the annual general meeting to be held in 2024 and upon the conclusion of each third annual general meeting thereafter (or, in any such case, until such Director’s earlier death, resignation or removal).

80.2

At the annual general meeting held by the Company in 2022, the Class II Directors shall retire from office, but be eligible for re-appointment by ordinary resolution of the Company and the persons comprising the Class II Directors and/or their successors (nominated pursuant to Article 79.1) shall be re-appointed or appointed (as applicable), in each case by ordinary resolution of the Company, at such annual general meeting as the Class II Directors to hold office for a term ending upon the conclusion of the annual general meeting to be held in 2025 and upon the conclusion of each third annual general meeting thereafter (or, in any such case, until such Director’s earlier death, resignation or removal).

80.3

At the annual general meeting held by the Company in 2023, the Class III Directors shall retire from office, but be eligible for re-appointment by ordinary resolution of the Company and the persons comprising the Class III Directors and/or their successors (nominated pursuant to Article 79.1) shall be re-appointed or appointed (as applicable), in each case by resolution of the Company, at such annual general meeting as the Class III Directors to hold office for a term ending upon the conclusion of the annual general meeting to be held in 2026 and upon the conclusion of each third annual general meeting thereafter (or, in any such case, until such Director’s earlier death, resignation or removal).

80.4

At each succeeding annual general meeting, Directors shall be appointed by ordinary resolution of the Company to succeed, and/or re-appointed by ordinary resolution of the Company to continue as, the Directors of the class whose terms expire at such annual general meeting for a term ending upon the conclusion of the third annual general meeting following their appointment. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no event will a decrease in the authorised number of Directors shorten the term of any incumbent Director.

80.5

Notwithstanding anything to the contrary in these Articles, the Investor Group may, for so long as it retains the power to designate individuals for nomination to the Board in accordance with Article 77, remove any of its designees at any time or require any of its designees to resign at any time and immediately designate another person to fill any vacancy created by such removal or resignation. In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any designee of the Investor, the Investor may designate an Individual to fill such vacancy and the Board shall use its best efforts to appoint such designee as a Director as soon as possible in accordance with Article 78.2. A person designated in order to fill a vacancy created by the death, disability, retirement, removal or resignation of any designee of the Investor shall be required to stand for election at the first annual general meeting of the Company which takes place after the date of his designation.

81	PROCEDURE IF INSUFFICIENT DIRECTORS APPOINTED

81.1	If:

(a)

at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as Directors are put to the meeting and lost; and

(b)	at the end of that meeting, the number of Directors is fewer than any minimum number of Directors required under Article 71,

then all retiring Directors who stood for re-appointment at that meeting (“Retiring Directors”) shall be deemed to have been re-appointed as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

81.2

The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 81.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 71, the provisions of this Article shall also apply to that meeting.

82	REMOVAL OF DIRECTORS

82.1

In addition to any power of removal conferred by the Companies Acts, but subject to any agreement between the Company and any Specified Party, the Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the Act, remove a Director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place.

82.2

Subject to any provision to the contrary in these Articles and any agreement between the Company and any Specified Party, a Director may be removed with or without cause by the affirmative vote of a majority of the Directors at any duly called meeting of the Board. For purposes of this Article 82.2, “cause” shall mean a conviction for a criminal offence involving dishonesty or fraud or engaging in conduct which constitutes gross misconduct.

83	VACATION OF OFFICE BY DIRECTOR

83.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:

(a)	he resigns by notice in writing delivered to the secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting;

(b)

he offers to resign by notice in writing delivered to the secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting and the Board resolves to accept such offer;

(c)

he is requested to resign by all of the other Directors by notice in writing addressed (and such notice may consist of several copies each signed by one or more Directors) to him at his address as shown in the register of Directors (without prejudice to any claim for damages which he may have for breach of any contract between him and the Company), provided that this Article 83.1(c) shall not apply to any Director who was designated by the Investor in accordance with Article 77;

(d)

he ceases to be a Director by virtue of any provision of the Companies Acts, is removed from office pursuant to these Articles or the Act or becomes prohibited from being a Director by law or, if applicable, any rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted;

(e)	he becomes bankrupt or makes an arrangement or composition with his creditors generally;

(f)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months, or he is or has been suffering from mental or physical ill health and the Board resolves that his office be vacated; or

(g)

he is absent, without the permission of the Board, from Board meetings for six consecutive months and a notice is served on him personally, or at his residential address provided to the Company under section 165 of the Act signed by all the other Directors stating that he shall cease to be a Director with immediate effect (and such notice may consist of several copies each signed by one or more Directors).

83.2

If the office of a Director is vacated for any reason, he shall automatically (without the need for any action or any further notice by the Director) cease to be a member of any committee or sub-committee of the Board.

84	RESOLUTION AS TO VACANCY CONCLUSIVE

A resolution of the Board declaring a Director to have vacated office under the terms of Article 83 shall be conclusive as to the fact and ground of vacation stated in the resolution.

POWERS OF DIRECTORS

85	POWERS OF THE BOARD

85.1

Subject to the Companies Acts, these Articles and to any directions given by special resolution of the Company, the business of the Company will be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not.

85.2

No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

86	COMPLIANCE WITH LAWS AND STOCK EXCHANGE RULES

Subject to the Companies Acts, for as long as the Class A Ordinary Shares are listed or quoted on the NASDAQ or any other stock exchange or quotation system, the Company shall comply with all applicable securities and other laws and corporate governance standards applicable to the Company and the rules of the NASDAQ or such other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted.

87	POWERS OF DIRECTORS IF LESS THAN MINIMUM NUMBER

If the number of Directors is less than the minimum prescribed in Article 71 or decided by the Company by ordinary resolution, the remaining Director or Directors may act only for the purposes of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment subject to any agreement between the Company and any Specified Party. If no Director or Directors is or are able or willing to act, two members or the Investor may convene a general meeting for the purpose of appointing Directors. An additional Director appointed in this way holds office (subject to these Articles) only until the dissolution of the next Annual General Meeting after his appointment unless he is reappointed during that Annual General Meeting.

88	POWERS OF EXECUTIVE DIRECTORS

The Board or any committee authorised by the Board may:

(a)

delegate or entrust to and confer on any Director holding executive office (including a chief executive or managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

DELEGATION OF POWERS

89	DELEGATION TO COMMITTEES

89.1

The Board may (subject to any agreement between the Company and any Specified Party) delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that:

(a)	a majority of the members of a committee shall be Directors; and

(b)	no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors.

89.2

The initial committees of the Board at the time when Class A Ordinary Shares are listed on NASDAQ or any other stock exchange or quotation system the shall consist of: the Audit Committee, the Compensation Committee and the Nominating Committees; provided that Audit Committee shall be comprised solely of the Independent Directors. Article 89.1 will not apply to committees of the Board constituted before the adoption of these Articles.

89.3

The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

89.4

For as long as the Class A Ordinary Shares are listed on the NASDAQ or any other stock exchange or quotation system, all committees shall comply with the applicable rules of the NASDAQ or such other stock exchange or quotation system. The Directors may otherwise make rules of procedure for all or any committees, which prevail over rules derived from the Articles.

90	LOCAL MANAGEMENT

90.1

The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or elsewhere, and appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration.

90.2

The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any such appointment or delegation under this Article may be made, on such terms conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary all or any of such powers.

90.3

Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as those that regulate the proceedings of the Board, so far as they are capable of applying.

91	POWER OF ATTORNEY

The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or attorney of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any of such powers.

92	EXERCISE OF VOTING POWER

The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the Directors, officers or employees of such company).

93	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The Board may, by resolution, sanction the exercise of the power to make provision for the benefit of persons employed or formerly employed by the Company or any member of the Group, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that member of the Group, but any such resolution shall not be sufficient for payments to or for the benefit of Directors, former directors or shadow Directors.

94	OVERSEAS REGISTERS

Subject to the Companies Acts, the Company may keep an overseas, local or other register and the Board may make and vary such regulations as it thinks fit respecting the keeping of any such register.

MEETINGS AND PROCEEDINGS OF DIRECTORS

95	BOARD MEETINGS

95.1	The Board can decide when and where to have meetings and how they will be conducted. They may also adjourn meetings.

95.2	A Board meeting can be called by the Chairman or a majority of the Directors. The secretary must call a Board meeting if requested to do so by the Chairman or a majority of the Directors.

96	NOTICE OF BOARD MEETINGS

96.1

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or given in writing or by electronic means to him at his last known address (including an email address) or any other address (in the United Kingdom or the United States or an email address) given by him to the Company for that purpose.

96.2

Notice of a Board meeting shall include the proposed date and time of the meeting ; where it is to take place and, if it is anticipated that Directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

96.3

A Director may waive the requirement that notice be given to him of any Board meeting, either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

97	QUORUM

97.1

The quorum necessary for the transaction of business shall be a majority of the Directors. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

97.2

If a Director ceases to be a Director at a Board meeting, he can continue to be present and to act as a Director and be counted in the quorum until the end of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

98	CHAIRMAN

98.1

The Board may appoint one or more of its body as chairman or joint chairman and one or more of its body as deputy chairman of its meetings and may determine the period for which he is or they are to hold office and may at any time remove him or them from office.

98.2

If no such chairman or deputy chairman is elected, or if at any meeting neither a chairman nor a deputy chairman is present within 10 minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be chairman of such meeting. In the event two or more joint chairmen or, in the absence of a chairman, two or more deputy chairman being present, the joint chairman or deputy chairman to act as chairman of the meeting shall be decided by those Directors present.

99	VOTING

Questions arising at any Board meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of that meeting shall have a second or casting vote (unless he is not entitled to vote on the resolution in question).

100	PARTICIPATION BY TELEPHONE OR OTHER FORM OF COMMUNICATION

100.1

Any Director shall be entitled to participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communications equipment (whether in use when these Articles are adopted or developed subsequently), provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting.

100.2

A person so participating by telephone or other communication shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chairman of the meeting then is.

100.3

A resolution passed at any meeting held in the above manner, and signed by the chairman of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held.

101	RESOLUTION IN WRITING

101.1

A resolution in writing signed or confirmed electronically by all the Directors for the time being entitled to receive notice of a Board meeting and to vote on the resolution and not being less than a quorum (or by all the members of a committee of the Board for the time being entitled to receive notice of such committee meeting and to vote on the resolution and not being less than a quorum of that committee), shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

101.2	Such a resolution may consist of several documents or electronic communications in the same form each signed or authenticated by one or more of the Directors or members of the relevant committee.

102	PROCEEDINGS OF COMMITTEES

All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the Board may prescribe and subject to this shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

103	MINUTES OF PROCEEDINGS

103.1	The Board shall keep minutes of all shareholder meetings, all Board meetings and meetings of committees of the Board. The minutes must include the names of the Directors present.

103.2

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next meeting or the secretary, shall be evidence of the matters stated in such minutes without any further proof.

104	VALIDITY OF PROCEEDINGS

All acts done in good faith by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or member of a committee shall be valid even if it is discovered afterwards that there was some defect in the appointment of any person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office.

DIRECTORS’ INTERESTS

105	TRANSACTIONS OR OTHER ARRANGEMENTS WITH THE COMPANY

105.1

Subject to the Companies Acts, applicable securities laws, including US securities laws, the rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted and the Company’s applicable policies on related parties and conflicts of interest, and provided he has declared the nature and extent of his interest in accordance with the requirements of the Companies Acts, a Director who is in any way, whether directly or indirectly, interested in an existing or proposed transaction or arrangement with the Company may:

(a)	be a party to, or otherwise interested in, any contract, transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)

act by himself or through a firm of which he is a partner, employee or member in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

(c)

be or become a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested;

(d)

hold any office or place of profit with the Company (except as auditor) in conjunction with his office of Director for such period and upon such terms, including as to remuneration as the Board may decide;

(e)

be or become a director or officer of any other body corporate in which the Company does not have an interest of that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of the Director’s appointment as a director or officer of that other body corporate, and no authorisation under Article 106 shall be necessary in respect of any such interest.

105.2

A Director shall declare the nature and extent of any interest permitted under Article 105.1, and not falling within Article 105.3, at a meeting of the Directors or in such other manner as the Directors may resolve.

105.3	No declaration of an interest shall be required by a Director in relation to an interest:

(a)

if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

(b)

if, or to the extent that, it concerns the term of the Director service contract (as defined in section 227 of the Act) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

105.4

A Director shall not, save as he may otherwise agree, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

106	AUTHORISATION OF DIRECTORS’ CONFLICTS OF INTEREST

106.1

Subject to the Companies Acts, applicable securities laws, including US securities laws, the rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted and the Company’s applicable policies on related parties and conflicts of interest, for the purposes of section 175 of the Act, the Board may, in accordance with the requirements set out in this Article, authorise any matter or situation proposed to them by any Director which would or might, if not authorised, involve a Director (an “Interested Director”) breaching his duty under the Act to avoid a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

106.2

A Director seeking authorisation in respect of a conflict of interest shall declare to the Board the nature and extent of his interest in a conflict of interest as soon as is reasonably practicable. The Director shall provide the Board with such details of the matter as are necessary for the Board to decide how to address the conflict of interest together with such additional information as may be requested by the Board.

106.3	Any authorisation under this Article 106 will be effective only if:

(a)

to the extent permitted by the Act, the matter in question shall have been proposed by any Director for consideration at a meeting of the Directors in the same way that any other matter may be proposed to the Directors under the provisions of these Articles;

(b)	any requirement as to the quorum at the meeting at which the relevant matter is considered is met without counting the Interested Director and any other interested Director; and

(c)	the matter is agreed to without the Interested Director voting or would be agreed to if the Interested Director’s and any other interested Director’s vote is not counted.

106.4

Any authorisation of a conflict of interest under this Article must be recorded in writing (but the authority shall be effective whether or not the terms are so recorded) and may (whether at the time of giving the authorisation or subsequently):

(a)	extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;

(b)

provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the Directors or otherwise) related to the conflict of interest;

(c)	impose upon the Interested Director such other terms for the purposes of dealing with the conflict of interest as the Directors think fit;

(d)

provide that, where the Interested Director obtains, or has obtained (through his involvement in the conflict of interest and otherwise than through his position as a Director) information that is confidential to a third party, he will not be obliged to disclose that information to the Company, or to use it in relation to the Company’s affairs where to do so would amount to a breach of that confidence;

(e)

permit the Interested Director to absent himself from the discussion of matters relating to the conflict of interest at any meeting of the Directors and be excused from reviewing papers prepared by, or for, the Directors to the extent they relate to such matters; and

(f)	be subject to such other conditions or limitations as the Directors may resolve, whether at the time such authorisation is given or subsequently.

106.5

Where the Directors authorise a conflict of interest, the Interested Director will be obliged to conduct himself in accordance with any terms and conditions imposed by the Directors in relation to the conflict of interest.

106.6

The Directors may revoke or vary such authorisation at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

106.7

A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration, profit or other benefit which he (or a person connected with the Director) derives from or in connection with a relationship involving a conflict of interest or any other matter which has been authorised by the Directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract, transaction or arrangement shall be liable to be avoided on the grounds of any such benefit.

107	INVESTOR DIRECTORS

107.1

In addition to the provisions of Article 106 and subject to Articles 107.2 and 107.5, a Director who is not an employee of the Company or any member of the Group shall be authorised for the purposes of sections 175 and 180(4)(b) of the Act to act or continue to act as a Director notwithstanding that as at the time of his appointment or subsequently he also:

(a)	holds office as a director of the Investor or a member of the Investor Group;

(b)	holds any other office, employment or engagement with the Investor or a member of the Investor Group;

(c)	is interested directly or indirectly in any shares or debentures (or any rights to acquire share or debentures) in the Investor or a member of the Investor Group; or

(d)	has a role as a representative of the Investor for the purposes of monitoring and evaluating the Investor’s investment in the Company.

107.2	For the avoidance of doubt, Article 107.1 does not authorise a Director who is not an employee of any member of the Group for the purposes of sections 175 and 180(4)(b) of the Act where:

(a)	he or she holds office as a director of the Investor or a member of the Investor Group; and

(b)

such member of the Investor Group is considered, following a reasonable determination by the other Directors at the relevant time, to be in direct competition with the business of the Company or any member of the Group.

107.3

Any determination as to whether a member of the Investor Group is in direct competition with the business of the Company or any member of the Group will be effective only if at the meeting at which the matter is considered any requirement as to quorum is met without counting the Director in question of any other Director interested in the matter under consideration and the matter was agreed to without such Directors voting. A directorship of a member of the Investor Group reasonably determined to be in direct competition with the business of the Company or any member of the Group and held by a Director who is not an employee of the Group will be considered in accordance with Article 106.

107.4

Without limitation to the provisions of Articles 105 and 106, but subject to Article 107.5, to the fullest extent permitted by the Companies Acts, the Company hereby waives and renounces any right, interest or expectancy of the Company in, or in being offered an opportunity to participate in any Corporate Opportunity that is from time to time presented to any Specified Party or of which any Specified Party has or gains knowledge or otherwise is exploiting. The Company further acknowledges that the Company shall have no interest or expectation in any Corporate Opportunity, or in being offered an opportunity to participate in any Corporate Opportunity and hereby renounces and waives any such interest or expectation and each Specified Party shall, to the fullest extent permitted by the Companies Act and other applicable law, (i) hereby be released from any duty (statutory, fiduciary, contractual or otherwise) to communicate, present or offer any Corporate Opportunity to the Company or any of its Affiliates or any of its direct or indirect subsidiaries or any member of the Company, (ii) have the right to hold or pursue, directly or indirectly, any such Corporate Opportunity for such Specified Party’s own account and benefit and/or direct any such Corporate Opportunity to another person and (iii) not be liable to the Company, any of its Affiliates or any of its direct or indirect subsidiaries or their respective Affiliates or their respective direct or indirect partners, members, or shareholder, for breach of any statutory, fiduciary, contractual or other duty, as a member, Director, officer, employee or agent of the Company, or otherwise, by reason of the fact that such Specified Party pursues or acquires such any such Corporate Opportunity, directs any such Corporate Opportunity to a third party or fails to present or communicate any such Corporate Opportunity, or information regarding any such Corporate Opportunity, to the Company, any of its Affiliates or its direct or indirect subsidiaries, and any such breach, failure of a Director to offer such an opportunity to the Company, any of its Affiliates or its direct or indirect subsidiaries or other such action by a Director shall hereby be authorised by the Company in accordance with section 180(4)(b) of the Act.

107.5

Notwithstanding the provisions of Article 107.4, the Company does not renounce any right, interest or expectancy in any Corporate Opportunity offered to Specified Party who is a Director if such business opportunity is expressly offered to such person for the Company or any member of the Group solely in his or her capacity as a Director (a “Company Opportunity”); provided, however, that all of the protections of Article 107.4 shall apply to the Specified Parties with respect to such Company Opportunity, including the ability of the Specified Parties to pursue or acquire such Company Opportunity, directly or, indirectly, or to direct such Company Opportunity to another person, if and to the extent that:

(a)

a majority of the Directors or the board of directors of the relevant subsidiary (in each case excluding and directors requiring the protections of Article 107.4), as applicable, determines not to pursue such Company Opportunity; or

(b)

it is subsequently determined by the Board or any committee thereof (or board of directors or other governing body of such subsidiary or any committee thereof) (in any such case excluding and directors requiring the protections of Article 107.4), or by any court of competent jurisdiction that the Corporate Opportunity (i) was not in the line of business of the Company or its subsidiary undertakings, as applicable, (ii) was not of material or practical advantage to the Company and its subsidiary undertakings, as applicable, (iii) was one that the Company and its subsidiary undertakings, was not financially capable or contractually permitted or legally able to undertake, or (iv) was one in which the Company and its subsidiary undertakings, as applicable, has no interest or reasonable expectancy.

For the avoidance of doubt, notwithstanding anything to the contrary in Article 107.4 or otherwise, to the fullest extent permitted by the Companies Acts, the Company hereby waives and renounces any right, interest or expectancy of the Company to participate in or be offered an opportunity to participate in any business or Corporate Opportunity of any member of the Investor Group, except to the extent such right, interest or expectancy is expressly granted to the Company or any of its subsidiaries under a binding agreement between or among the Company and/or its subsidiaries, on the one hand, and any member of the Investor Group, on the other hand, and any such breach, failure of a Director to offer such an opportunity to the Company or its subsidiaries other such action by a Director by a Director shall hereby be authorised by the Company in accordance with section 180(4)(b) of the Act.

107.6

The Company hereby expressly acknowledges and agrees that any member of the Investor Group and their affiliated Investment Funds and any Specified Party, has the right to, and shall have no duty (fiduciary, statutory, contractual or otherwise) not to, (i) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its direct or indirect subsidiaries engages or proposes to engage, on such Person’s own behalf, or in partnership with, or as an employee, officer, director, member or shareholder of any other Person, including those lines of business deemed to be competing with the Company or any of its direct or indirect subsidiaries; (ii) do business with any potential or actual customer or supplier of the Company or any of its Affiliates or its direct or indirect subsidiaries; and (iii) employ or otherwise engage any officer or employee of the Company or any of its Affiliates or direct or indirect subsidiaries. The Company hereby expressly acknowledges and agrees that neither the Company nor any of its Affiliates or any of its direct or indirect subsidiaries nor any member of the Company shall have any rights in and to the business ventures of any member of the Investor Group and their affiliated Investment Funds, or the income or profits derived therefrom. To the fullest extent permitted by law, no Specified Person shall be liable to the Company, any of its Affiliates or its direct or indirect subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or shareholders, for breach of any duty (fiduciary, statutory, contractual or otherwise) as a member, director or officer of the Company or otherwise by reason that such Investor Director is engaging in any activities or lines of business or competing with the Company or its direct or indirect subsidiaries.

107.7

The Company hereby acknowledges and agrees that, to the fullest extent permitted by applicable law, the Specified Parties are not restricted from using Acquired Knowledge in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

107.8

No amendment, modification or repeal of this Article 107 or any provision hereof or, to the fullest extent permitted by the Companies Acts, any modification of the Companies Acts, shall in any manner terminate, reduce or impair the right of any person under and in accordance with the provisions of this Article 107 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

108	RESTRICTIONS ON QUORUM AND VOTING

108.1

A Director cannot vote or be counted in the quorum on any resolution relating to any transaction or arrangement with the Company in which he has an interest and which may reasonably be regarded as likely to give rise to a conflict of interest whether or not the interest is one which is authorised pursuant to Article 106 or permitted under Article 105 but, subject to the Companies Acts, applicable securities laws, including US securities laws, the rules of the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted and the Company’s applicable policies on related parties and conflicts of interest, can vote (and be counted in the quorum) on the following:

(a)	any arrangement in which the Director has an interest of which the Director is not aware;

(b)	any arrangement in which the Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(c)	any arrangement in which the Director has an interest only by virtue of interests in shares, debentures or other securities of the Company or by reason of any other interest in or through the Company;

(d)

giving him any security, guarantee or indemnity for any money or any liability which he, or any other person, has lent or obligations he or any other person has undertaken at the request, or for the benefit, of the Company or any of its subsidiary undertakings;

(e)

giving any security, guarantee or indemnity to any other person for a debt or obligation which is owed by the Company or any of its subsidiary undertakings, to that other person if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security;

(f)

a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by the Company or any of its subsidiary undertakings, if the Director takes part because he is a holder of shares, debentures or other securities, or if he takes part in the underwriting or sub-underwriting of the offer;

(g)

any arrangement for the benefit of employees or former employees of the Company or any of its subsidiary undertakings which only gives him benefits which are also generally given to employees to whom the arrangement relates;

(h)

any arrangement involving any other body corporate if the Director (together with any person connected with the Director) has an interest of any kind in that body corporate (including an interest by holding any position in that body corporate or by being a shareholder of that body corporate). This does not apply if he knows that he has a Relevant Interest;

(i)	a contract relating to insurance which the Company can buy or renew for the benefit of the Directors or a group of people which includes Directors; and

(j)	giving of indemnities in favour of Directors where all other Directors are also being offered indemnities on substantially the same terms;

(k)

concerning the funding of expenditure by any Director or Directors (i) on defending criminal, civil or regulatory proceedings or action against the Director or Directors, (ii) in connection with an application to the court for relief, or (iii) on defending the Director or Directors in any regulatory investigations, where all other Directors are being offered substantially the same arrangements;

(l)

concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in Article 108.1(k), where all other Directors are being offered substantially the same arrangements;

(m)

a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees’ share scheme which gives the Director benefits which are also generally given to the employees to whom the scheme relates; and

(n)	in respect of which the Director’s interest, or the interest of Directors generally, has been authorized by ordinary resolution of the Company.

108.2

A Director cannot vote or be counted in the quorum on a resolution relating to his own appointment or the settlement or variation of the terms of his appointment to an office or place of profit with the Company or any other company in which the Company has an interest.

108.3

Where the Directors are considering proposals about the appointment, or the settlement or variation of the terms or the termination of the appointment of two or more Directors to other offices or places of profit with the Company or any company in which the Company has an interest, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another Director to an office or place of profit with a company in which the Company has an interest and the Director seeking to vote or be counted in the quorum has a Relevant Interest in it.

108.4

A company shall be deemed to be one in which the Director has a “Relevant Interest” if and so long as (but only if and so long as) he is to his knowledge (either directly or indirectly) the holder of or beneficially interested in 5% or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. Where a company in which a Director has Relevant Interest is interested in a contract, he also shall be deemed interested in that contract.

108.5

If a question arises at a Board meeting about whether a Director (other than the chairman of the meeting) has an interest which is likely to give rise to a conflict of interest, or whether he can vote or be counted in the quorum, and the Director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chairman of the meeting. The chairman’s ruling about the relevant Director is final and conclusive, unless the nature and extent of the Director’s interests have not been fairly disclosed to the Directors. If the question arises about the chairman of the meeting, the question must be directed to the Directors. The chairman cannot vote on the question but can be counted in the quorum. The Directors’ resolution about the chairman is final and conclusive, unless the nature and extent of the chairman’s interests have not been fairly disclosed to the Directors.

109	CONFIDENTIAL INFORMATION

109.1

Subject to Article 109.2 (and without prejudice to any equitable principle or rule of law which may excuse or release the director from disclosing information in circumstances where disclosure may otherwise be required under this Article), if a Director, otherwise than by virtue of his position as Director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required:

(i)	to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or

(ii)	otherwise to use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director.

109.2

Where such duty of confidentiality arises out of a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 109.1 shall apply only if the conflict arises out of a matter which has been authorised under section 175(5)(b) of the Act (subject to any restrictions imposed by the authorising Directors).

109.3	A Director nominated by the Investor:

(a)	may, in exercising his independent judgment, take into account the success and interests of the Investor or any member of the Investor Group (the “Nominating Group”); and

(b)

shall be at liberty from time to time to make full disclosure to any member of the Nominating Group, or to their agents or professional or investment advisers, of any information relating to the Company, and, accordingly:

(i)

any actual or possible conflict with the interests of the Company which that Director has or may have as a consequence of such nomination or which derives from such nomination or his relationship with any member of the Nominating Group and which would otherwise involve that Director breaching his duty under the Act to avoid conflicts of interest;

(ii)

any consideration of, and taking into account by, the Director of the interests of any member of the Nominating Group which would otherwise involve that Director breaching his duty under the Act to exercise independent judgement; and

(iii)

the full disclosure by that Director to the Company, or to the Company’s agents or professional or investment advisers, of any information relating to the Company and its group undertakings which would otherwise involve that Director breaching any duty of confidentiality owed to the Company, shall hereby be authorised by the Company in accordance with section 180(4)(b) of the Act.

110	INTERESTS: GENERAL

For the purposes of Articles 105 to 108 inclusive:

110.1	An interest of a person who is connected (which word shall have the meaning given to it by section 252 of the Act) with a Director shall be treated as an interest of the Director.

110.2	A contract includes references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract.

110.3	A conflict of interest includes a conflict of interest and duty and a conflict of duties.

110.4

Subject to the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of Articles 105 to 108 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of Articles 105 to 108.

AUTHENTICATION

111	POWER TO AUTHENTICATE DOCUMENTS

Any Director, the secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are not at the Office, the local manager or other officer of the Company who has their custody shall be deemed to be a person appointed by the Board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

112	USE OF SEALS

112.1	The Board shall provide for the safe custody of the Seal. A Seal shall not be used without the authority of the Board or of a committee of the Board so authorised.

112.2

Subject as otherwise provided in these Articles, every document which is sealed using the Seal must be signed by at least one authorised person in the presence of a witness who attests the signature. An authorised person for this purpose is any Director, the secretary or any other person authorised by the Directors for the purpose of signing documents to which the Seal is applied.

112.3

The Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Seal shall not require to be signed unless the Board decides otherwise or the law otherwise requires.

112.4

The Board may decide who will sign an instrument to which a Seal is affixed (or in the case of a share certificate, on which the Seal may be printed) either generally or in relation to a particular instrument or type of instrument and may also determine either generally or in a particular case that a signature may be dispensed with or affixed by mechanical means.

DIVIDENDS

113	DECLARATION OF DIVIDENDS

Subject to the Act and these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board.

114	INTERIM DIVIDENDS

Subject to the Act, the Board may declare and pay such interim dividends (including any dividend at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If the Board acts in good faith, it shall not incur any liability to the holders of shares for any loss that they may suffer by the lawful payment of any interim dividend on any other class of shares ranking with or after those shares.

115	CALCULATION AND CURRENCY OF DIVIDENDS

Except as provided otherwise by these Articles or the rights attached to shares, all dividends:

(a)	shall be declared and paid accordingly to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid;

(b)

shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly; and

(c)

may be declared or paid in any currency, however, with the prior written consent of the Depositary, the Board may determine that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly; in particular, if a Depositary has chosen or agreed to receive dividends in another currency, the Board may make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date determined by the Board. The Board may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met.

116	AMOUNTS DUE ON SHARES CAN BE DEDUCTED FROM DIVIDENDS

The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares.

117	DIVIDENDS NOT IN CASH

The Board may, by ordinary resolution of the Company direct, or in the case of an interim dividend may without the authority of an ordinary resolution direct, that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises regarding such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates (or ignore fractions);

(b)

fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the values so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the person entitled to the dividend.

118	NO INTEREST ON DIVIDENDS

Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by the Company or in respect of a share shall bear interest as against the Company.

119	METHOD OF PAYMENT

119.1

The Company may pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order or by any other method, including by electronic means, as the Board may consider appropriate.

119.2

The Company may send such payment by post or other delivery service (or by such means offered by the Company as the member or person entitled to it may agree in writing) to the registered address of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it because of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person may direct in writing.

119.3

In the case of a Depositary, and subject to approval of the Board, the Company may send such payment by post or other delivery service to such persons and postal addresses as the Depositary may direct.

119.4

Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles shall be good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed the Company shall not be responsible.

119.5	Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other monies payable in respect of such share.

119.6

If a holder (or joint holder) does not specify an address, or does not specify an account or such other details and in each case that information is necessary in order to make a payment of a dividend, interest or other sum by the means by which in accordance with this Article the Board have decided that a payment is to be made or by which the holder (or joint holder) has validly elected to receive payment or the payment cannot be made by the Company using the details provided by the holder (or joint holders), the dividend interest or other sum shall be treated as unclaimed for the purposes of these Articles.

119.7

The Board may, at its discretion, make provisions to enable any member as the Board shall determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment shall be on such terms and conditions as the Board may in its absolute discretion determine.

120	UNCASHED DIVIDENDS

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled to them are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquires have failed to establish any new address to be used for the purpose, the Company does not have to send any dividends or other monies payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

121	UNCLAIMED DIVIDENDS

All dividends, interest or other sums payable and unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall not be a trustee in respect of such unclaimed dividends and will not be liable to pay interest on it. All dividends that remain unclaimed for 12 years after they were first declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

122	WAIVER OF DIVIDEND

A shareholder or other person entitled to a dividend may waive it in whole or in part. The waiver of any dividend shall be effective only if such waiver is in writing and signed or authenticated in a manner approved by the Board, by the shareholder or the person entitled to the dividend and delivered to the Company.

123	SCRIP DIVIDENDS

Subject to the Act, the Board may, with the authority of an ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of ordinary shares (excluding any member holding shares as treasury shares) the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)

the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods, but such period may not end later than the third anniversary of the date of the meeting at which the ordinary resolution is passed;

(b)

the entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the ordinary shares on the NASDAQ or any other stock exchange or quotation system on which the Company’s Ordinary Shares are then listed or quoted as shown on Bloomberg or such other information service as the Board reasonably considers appropriate, for the day on which the ordinary shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Company’s auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(c)

no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions where, in whole or in part, the benefit accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of any member of fully paid ordinary shares and/or provisions where cash payments may be made to members in respect of their fractional entitlements;

(d)

the Board shall, after determining the basis of allotment, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. No such notice needs to be given to holders of ordinary shares who have previously given election mandates in accordance with this Article and whose mandates have not been revoked. The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non-receipt) of any such notice by, any holder of ordinary shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(e)

the Board shall not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the Board has authority to allot sufficient shares, to give effect to it after the basis of the allotment is determined;

(f)

the Board may exclude from any offer or make other arrangements in relation to any holders of ordinary shares where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(g)

the Board may establish or vary a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any ordinary shares shall be binding on every successor in title to the holder;

(h)

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made (“elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as stated above. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on such basis. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(i)

the Board may decide how any costs relating to the new shares available in place of a cash dividend will be met, including to deduct an amount from the entitlement of a holder of ordinary shares under this Article;

(j)

the additional ordinary shares so allotted shall rank pari passu in all respects with each other and with the fully paid ordinary shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

(k)

the Board may terminate, suspend or amend any offer of the right to elect to receive ordinary shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may determine and take such other action as the Board may deem necessary or desirable in respect of any such scheme.

CAPITALISATION OF RESERVES

124	CAPITALISATION OF RESERVES

The Board may, with the authority of an ordinary resolution of the Company:

(a)

subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the share premium account or capital redemption reserve or other undistributable reserve;

(b)

appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

(i)

the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up in full shares to be allotted to members credited as fully paid;

(ii)

the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly; and

(iii)

in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time in not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment of it;

(c)

resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)

make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the members concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter on behalf of such members concerned into an agreement with the Company providing for either:

(i)	the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

(ii)

the payment up by the Company on behalf of such members by the application of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares,

(any agreement made under such authority being effective and binding on all such members); and

(f)	generally do all acts and things required to give effect to such resolution.

RECORD DATES

125	RECORD DATES

125.1

Notwithstanding any other provision of these Articles, but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (“record date”) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such record date may be before, on or after the date on which the dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, made, paid, given, or served.

125.2

In the absence of a record date being fixed, entitlement to any dividend, distribution, interest, allotment, issue, notice, information, document or circular shall be determined by reference to the date on which the dividend is declared, the distribution allotment or issue is made or the notice, information, document or circular made, given or served.

INFORMATION AND NOTICES

126	INSPECTION OF RECORDS

Except to the extent provided in any agreement between the Company and any Specified Party, no member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by law, by order of a court of competent jurisdiction, by the Board or by ordinary resolution of the Company.

127	ACCOUNTS TO BE SENT TO MEMBERS

127.1

In respect of each financial year, a copy of the Company’s annual accounts, the strategic report, the Directors’ report, the Directors’ remuneration report, the auditor’s report on those accounts and on the auditable part of the Directors’ remuneration report shall be sent or supplied to:

(a)	every member (whether or not entitled to receive notices of general meetings);

(b)	every holder of debentures (whether or not entitled to receive notice of general meetings); and

(c)	every other person who is entitle to receive notice of general meetings;

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act.

127.2	This Article does not require copies of the documents to which it applies to be sent or supplied to:

(a)	a member or holder of debentures of whose address the Company is unaware; or

(b)	more than one of the joint holders of shares or debentures.

127.3

The Board may determine that persons entitled to receive a copy of the Company’s annual accounts, the strategic report, the Directors’ report, the Directors’ remuneration report, the auditor’s report on those accounts and on the auditable part of the Directors’ remuneration report are those persons entered on the Register at the close of business on a day determined by the Board, provided that the day determined by the Board may not be more than 21 days before the day that the relevant copies are being sent.

127.4

Where permitted by the Act, a strategic report with supplementary material in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by Article 127.1.

128	SERVICE OF NOTICES

128.1	The Company can send, deliver or serve any notice or other document, including a share certificate, to or on a member:

(a)	personally;

(b)	by sending it through the postal system addressed to the member at his registered address or by leaving it at that address addressed to the member;

(c)	where appropriate, by sending or supplying it in electronic form to an address notified by the member to the Company for that purpose;

(d)	where appropriate, by making it available on a website and notifying the member of its availability in accordance with this Article; or

(e)	by any other means authorised in writing by the member.

128.2	In the case of joint holders of a share:

(a)

service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on, sending or supplying to all the joint holders; and

(b)

anything to be agreed or specified in relation to any notice, document or other information to be served on, sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the first named in the Register shall be accepted to the exclusion of that of the other joint holders.

128.3

Where a member (or, in the case of a joint holders, the person first named in the Register) has a registered address outside the United Kingdom and the United States but has notified the Company of an address within the United Kingdom or and the United States at which notices, documents or other information may be given to him or has given to the Company an address for the purposes of communications by electronic means at which notices, documents or other information may be served, sent or supplied to him, he shall be entitled to have notices served, sent or supplied to him at such address or, where applicable, the Company may make them available on a website and notify the holder of that address. Otherwise no such member shall be entitled to receive any notice, document or other information from the Company.

128.4

If on three consecutive occasions any notice, document or other information has been sent to any member at his registered address or his address for the service of notices (by electronic means or otherwise) but has been returned undelivered, such member shall not be entitled to receive notices, documents or other information from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom or and the United States for the service of notices or has informed the Company of an address for the service of notices and the sending or supply of documents and other information in electronic form. For these purposes, any notice, document or other information served, sent or supplied by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the Company (or its agents) and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was served, sent or supplied.

128.5	The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all of the members.

129	NOTICE ON PERSON ENTITLED BY TRANSMISSION

The Company may give notice to the person entitled to a share because of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom or the United States supplied for the purpose by the person claimed to be so entitled or to which notices may be sent in electronic form. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

130	RECORD DATE FOR SERVICE

Any notice, document or other information may be served, sent or supplied by the Company by reference to the Register as it stands at any time not more than 15 days before the date of service, sending or supplying. No change in the Register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on, sent or supplied to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supplying of that notice, document or other information.

131	EVIDENCE OF SERVICE

131.1

Any notice, document or other information, addressed to a member at his registered address or address for service in the United Kingdom or the United States shall, if served, sent or supplied by post, be deemed to have been served or delivered on the second day after the day when it was put in the post. Proof that an envelope containing the notice, document or other information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given.

131.2

Any notice, document or other information not served, sent or supplied by post but delivered or left at a registered address or address for service in the United Kingdom or the United States (other than an address for the purposes of communications by electronic means) shall be deemed to have been served or delivered on the day on which it was so delivered or left.

131.3

Any notice, document or other information, if served, sent or supplied by electronic means shall be deemed to have been received on the day on which the electronic communication was sent by or on behalf of the Company notwithstanding that the Company subsequently sends a hard copy of such notice, document or other information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article. Proof that the notice, document or other information was properly addressed shall be conclusive evidence that the notice by electronic means was given.

131.4

Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

132	NOTICE WHEN POST NOT AVAILABLE

If at any time by reason of the suspension, interruption or curtailment of postal services within the United Kingdom or the United States the Company is unable effectively to convene a general meeting by notices sent through the post, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one national newspaper published in the United Kingdom or the United States (as applicable) and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of it. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom or the United States (as applicable) again becomes practicable.

DIRECTORS’ LIABILITIES

133	INDEMNITY AND INSURANCE

133.1	In this Article:

(a)	companies are “associated” if one is a subsidiary of the other or both are subsidiaries of the same body corporate;

(b)

a “relevant officer” means any Director or other officer or former director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), but excluding in each case any person engaged by the Company (or associated company) as auditor (whether or not he is also a Director or other officer), to the extent he acts in his capacity as auditor); and

(c)

“relevant loss” means any loss, cost, charge, expense or liability which has been or may be incurred by a relevant officer in connection with that relevant officer’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company.

133.2	Subject to Article 133.3, but without prejudice to any indemnity to which a relevant officer is otherwise entitled, so far as may be permitted by the Companies Act:

(a)	each relevant officer may be indemnified out of the Company’s assets against:

(i)

all relevant loss incurred by or attaching to such relevant officer in connection with any negligence, default, breach of duty or breach of trust by such relevant officer in relation to the Company or any associated company other than:

(A)	any liability to the Company or any associated company; and

(B)	any liability of the kind referred to in section 234(3) of the Act; and

(ii)

all relevant loss incurred by or attaching to such relevant officer in relation to or in connection with such relevant officer’s duties, powers or office, including in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Act), subject to the limitations provided for in section 234(3) of the Act, including any liability incurred by him in defending any civil or criminal proceedings, in which judgment is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him, in his capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s (or any associated company’s) affairs; and

(b)	the Company may provide any relevant officer with funds (including in advance) to meet expenditure incurred or to be incurred by him:

(i)	in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company;

(ii)

in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company;

(iii)	in connection with any application for relief under the provisions mentioned in section 205(5) of the Act; or

(iv)	otherwise in connection with any proceedings or application referred to in Article 133.2(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

133.3	This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

133.4	The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

WINDING UP

134	WINDING UP

134.1

If the Company is wound up, the liquidator may, with the authority of a special resolution and any other authority required by law, divide among the members in specie the whole or any part of the assets of the Company. This applies whether the assets shall consist of property of one kind or different kinds. For this purpose, the liquidator may set such value as the liquidator considers fair on any asset or assets and may determine how to divide it between the members or different classes of members. The liquidator may, with the authority of a special resolution and any other authority required by the law, transfer all or any part of the assets to trustees on such trusts for the benefit of members as the liquidator decides. Where the liquidator divides or transfers any assets in pursuance of the powers in this Article, no member shall be required to accept any asset in respect of which there is a liability.

134.2

Article 134.1 is without prejudice to any right or power that the liquidator may have, in the absence of the rights expressly conferred by Article 134.1, to divide or transfer the assets in specie as contemplated in Article 134.1 without a special resolution.

FORUM

135	FORUM

135.1

Unless a majority of the Board consents in writing to the selection of an alternative forum in the United States (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

135.2

Save in respect of any cause of action arising under the Securities Act, by subscribing for or acquiring shares, the member submits to the exclusive jurisdiction of the courts of England and Wales all disputes between himself or herself (in that member’s capacity as such) and the Company or the Director, or related to or connected with any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company and/or the Board and/or any of the directors, former directors, officers or other employees or members individually, arising out of or in connection with these Articles or (to the maximum extent permitted by applicable law) otherwise. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares in the capital of the Company shall be deemed to have notice of and consents to the provisions of this Article 135.

135.3	The governing law of these Articles is English law and these Articles shall be interpreted in accordance with English law.